                                                                    Exhibit 10.6


                           STOCK PURCHASE AGREEMENT

                                     Among

                      INWOOD INVESTORS PARTNERSHIP, L.P.
                         CHART HOUSE ENTERPRISES, INC.
                      METROPOLITAN LIFE INSURANCE COMPANY
                               MICHAEL C. JOLLEY
                                 KIRBY GORTON

                                      and

                          LUTHER'S ACQUISITION CORP.



                         Dated as of October 22, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                 PAGE
                                                                 ----
ARTICLE 1 PURCHASE AND SALE OF THE SHARES.......................   1

  1.1 Purchase and Sale of the Shares...........................   1
  1.2 Closing...................................................   1

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF MANAGEMENT..........   2

  2.1   Organization............................................   2
  2.2   Authorization and Enforceability........................   2
  2.3   No Violations of Laws or Agreements.....................   3
  2.4   Capital Structure.......................................   3
  2.5   Subsidiary and Certain Affiliates.......................   4
  2.6   Financial Statements....................................   5
  2.7   Taxes...................................................   5
  2.8   Properties..............................................   7
  2.9   Intellectual Property...................................   9
  2.10  Contracts...............................................   9
  2.11  Litigation..............................................  11
  2.12  Insurance...............................................  11
  2.13  Benefit Plans...........................................  11
  2.14  Absence of Changes or Events............................  13
  2.15  Compliance with Applicable Laws.........................  15
  2.16  Permits; Liquor Licenses................................  15
  2.17  Environmental Matters...................................  16
  2.18  Employee and Labor Relations............................  18
  2.19  Accounts and Notes Receivable...........................  19
  2.20  Inventory...............................................  19
  2.21  Indebtedness............................................  19
  2.22  Suppliers...............................................  19
  2.23  Certain Employees.......................................  20
  2.24  Potential Conflicts of Interest.........................  20
  2.25  Brokers.................................................  20

ARTICLE 3 REPRESENTATION AND WARRANTIES OF SELLERS..............  20

                                                                 PAGE
                                                                 ----
   3.1  Organization............................................  20
   3.2  Authorization and Enforceability........................  21
   3.3  No Violations of Laws or Agreements.....................  21
   3.4  Transfer of Good Title..................................  21
   3.5  Management's Representation and Warranties..............  21
   3.6  Related Party Agreements................................  21
   3.7  Brokers.................................................  22

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER...............  22

   4.1  Organization............................................  22
   4.2  Authorization and Enforceability........................  22
   4.3  No Violations of Laws or Agreements.....................  22
   4.4  Sufficient Funds; Financing.............................  23
   4.5  Compliance with Liquor Licenses.........................  23
   4.6  Securities Act..........................................  23

ARTICLE 5 COVENANTS.............................................  24

   5.1  Access..................................................  24
   5.2  Ordinary Conduct........................................  25
   5.3  Litigation..............................................  25
   5.4  Reasonable Efforts......................................  25
   5.5  Reports.................................................  25
   5.6  Confidentiality; Press Releases.........................  25
   5.7  Financial Information...................................  26
   5.8  Employees...............................................  26
   5.9  Antitrust Notification..................................  26
   5.10 Reasonable Best Efforts.................................  27
   5.11 Advice of Changes.......................................  27
   5.12 No Solicitation.........................................  28
   5.13 Liquor Licenses.........................................  28
   5.14 Non-Competition.........................................  28
   5.15 No Additional Representations...........................  29
   5.16 Certain Litigation......................................  29
   5.17 Certain Agreements......................................  29
   5.18 Actions Relating to Management's Covenants..............  29

ARTICLE 6 CONDITIONS TO CLOSING.................................  30

   6.1  Conditions to Buyer's Obligations.......................  30
   6.2  Conditions to Sellers' Obligations......................  32

ARTICLE 7 INDEMNIFICATION.......................................  33

                                                                          Page
                                                                          ----
  7.1  Non-Survival of Representations and Warranties....................  33
  7.2  Indemnification by Sellers........................................  33
  7.3  Indemnification by Buyer..........................................  33
  7.4  Indemnification Limitations and Procedures........................  33
  7.5  Procedures Relating to Indemnification - Third Party Claims.......  34
  7.6  Procedures for Indemnification - Other Claims.....................  35
  7.7  APPLICABILITY.....................................................  35

ARTICLE 8 MISCELLANEOUS..................................................  36

  8.1  Construction of this Agreement....................................  36
  8.2  Assignment........................................................  36
  8.3  No Third-Party Beneficiaries......................................  37
  8.4  Termination.......................................................  37
  8.5  Expenses..........................................................  38
  8.6  Amendments........................................................  38
  8.7  Notices...........................................................  38
  8.8  Fees..............................................................  39
  8.9  Cooperation.......................................................  39
  8.10 Waiver Of Jury Trial, Etc.......................................... 39
  8.11 Severability......................................................  39
  8.12 Waiver............................................................  40
  8.13 Counterparts......................................................  40
  8.14 Entire Agreement..................................................  40
  8.15 Governing Law.....................................................  40
  8.16 Defined Terms.....................................................  40

                                    Exhibits
                                    --------

Exhibit A  -  Form of Sellers' Counsel Opinion
Exhibit B  -  Form of Buyer's Counsel Opinion

                           STOCK PURCHASE AGREEMENT

          THIS IS A STOCK PURCHASE AGREEMENT, dated as of October 22, 1998 (the "Agreement"), among Inwood Investors Partnership, L.P. ("Inwood"), Chart House Enterprises, Inc. ("Chart House"), Metropolitan Life Insurance Company ("Metropolitan") (each, a "Seller" and collectively, "Sellers"), Luther's Acquisition Corp., a Delaware corporation ("Buyer") and Michael C. Jolley ("Jolley") and Kirby Gorton (collectively, "Management").

                                  Background
                                  ----------

          A. After giving effect to unissued shares underlying options, the Sellers collectively own 2,470,000 shares of the common stock of Luther's Bar-B-Q, Inc., a Texas corporation ("Luther's" or the "Company") and a warrant to purchase 400,000 shares of Common Stock of the Company, par value $0.01 (such Company shares and the shares to be issued upon the exercise of the warrant as set forth herein as are owned by Sellers, the "Shares").

          B. Upon the terms and subject to the conditions set forth in this Agreement, Buyer desires to purchase from each Seller, and each Seller desires to sell to Buyer, such Seller's pro rata portion of the Shares.

          THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF THE SHARES
                        -------------------------------

          1.1  Purchase and Sale of the Shares. (a) Upon the terms and subject
               -------------------------------
to the conditions of this Agreement, at the Closing referred to in Section 1.2 below, each Seller shall sell, transfer and deliver to Buyer such Seller's pro rata portion of the Shares, free and clear of any Liens (as such term is defined in Section 2.8(a)), and Buyer will purchase such Shares from each Seller for the Purchase Price referred to below.

               (b) The aggregate purchase price (the "Purchase Price") for the Shares shall be $3.0529 per share for an aggregate purchase price of $8,761,823.

          1.2  Closing. (a) The closing (the "Closing") of the purchase and sale
               -------
of the Shares shall be held at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Houston, Texas at 10:00 a.m. on the third business day after the conditions to Closing set forth in Article 6 of this Agreement shall have been satisfied or waived (or such other date as the parties may mutually agree). The date on which the Closing occurs is referred to herein as the "Closing Date." All transactions at the Closing shall be deemed to take place simultaneously.

               (b)  At the Closing,

                    (i) Each Seller shall deliver the certificates representing the Shares being purchased hereunder, indicating that Buyer is the registered owner thereof and dated the Closing Date. To the extent any transfer stamps are required under applicable law, each Seller shall, at its expense, obtain and affix such stamps to the foregoing certificates in the appropriate amounts and canceled as of the Closing Date.

                    (ii) Buyer shall pay the Purchase Price to each Seller (or any designee in writing of each Seller) by wire transfer of immediately available funds to a bank account designated by each Seller in writing not later than one business day prior to the Closing Date.

                    (iii) Each Seller shall pay all stock transfer Taxes (as defined in Section 2.7), recording fees (other than those relating to any financing of Buyer obtained in connection herewith), and other sales, transfer, use, purchase or similar Taxes, if any, relating to such Seller's sale of Shares hereunder.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF MANAGEMENT
                 --------------------------------------------

          Management hereby represents and warrants (which words, for purposes of this Agreement, are used interchangeably), as of the date of this Agreement:

          2.1  Organization. (a) Each of the Company and Luther's Spirits, Inc.
               ------------
(the "Subsidiary") are corporations duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Each of the Company and the Subsidiary have the requisite corporate power and authority to own, lease and operate its assets, properties (real, personal or mixed) and business and to carry on its business as presently conducted. Each of the Company and the Subsidiary is duly qualified or registered as foreign corporations to do business, and is in good standing in the jurisdictions set forth in Schedule 2.1, which constitute all jurisdictions in which the character
         ------------
of the properties owned, operated or leased by the Company or the Subsidiary or the nature of its activities require such qualification, except where a failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 8.16(b)). Each of the Company and the Subsidiary do not own or lease property in any jurisdictions other than its jurisdiction of incorporation and the jurisdictions set forth in Schedule 2.1.
             ------------

               (b) Management has delivered to Buyer true and complete copies of the Certificate of Incorporation, as amended to date, the Bylaws, as in effect on the date hereof, and the actual minute books and stock ledgers of the Company and the Subsidiary.

          2.2  Authorization and Enforceability. Management has the requisite
               --------------------------------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Management and constitutes the legal, valid and binding obligation of such parties, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditor's rights generally and except as enforcement may be limited by general equitable principles.

          2.3  No Violations of Laws or Agreements. Except as set forth in
               -----------------------------------
Schedule 2.3 the execution, delivery and performance by Management of this
------------
Agreement and the consummation by such parties of the transactions contemplated hereby will not (a) violate in any material respect any provision of law or any rule or regulation to which Management, the Company or the Subsidiary or their respective assets or business are subject (it being understood that the necessity for filings and consents is dealt with separately in the following paragraph), (b) conflict with or violate any order, judgment, injunction, award or decree binding upon Management, the Company or the Subsidiary or their respective assets or business, (c) conflict with or violate the Certificate of Incorporation, Bylaws or other similar governing documents of the Company or the Subsidiary, (d) constitute a default or give rise to a right of termination, cancellation or acceleration of any right or obligation of Management, the Company or the Subsidiary, under any provision of any agreement, contract or other instrument binding upon the Company or the Subsidiary or their respective assets or business or any license, franchise, permit or other similar authorization held by the Company or the Subsidiary, including the Leases (as defined in Section 2.8(f)), or (e) result in the creation or imposition of any Lien (as defined in Section 2.8(a)) upon any of the assets of Management, the Company or the Subsidiary or the shares, except, in the case of any of the foregoing clauses other than clause (a) and clause (c), for any such conflict, violation, default, right or Lien which would not, individually or in the aggregate, have a Material Adverse Effect.

          Except as set forth in Schedule 2.3, the execution, delivery and
                                 ------------
performance by Management of this Agreement and the consummation of the transactions contemplated hereby do not require any consent from, or filing with, any governmental or regulatory authority, except for (a) the filing of a report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration of the applicable waiting period thereunder, (b) any action, consent or filing that Buyer is required to obtain or make, and (c) consents and filings which, if not obtained or made, will not, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby.

          2.4  Capital Structure. The authorized capital stock of the Company
               -----------------
consists of 12,000,000 shares of Common Stock, par value $0.01 per share, of which 2,517,944 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock., par value $0.01 per share, of which no shares are outstanding. To the knowledge of Management, Schedule 2.4 sets forth the owners of all of
                                ------------
the outstanding shares of Common Stock which owners own such Common Stock, beneficially and of record, free and clear of all liens, claims or encumbrances and have full right, power, legal capacity and authority to sell, transfer and deliver the Shares. The Shares of Common Stock have been duly authorized and have been duly and validly issued and are fully paid and non-assessable and free of preemptive rights, with no personal liability attaching thereto. Except for the Common Stock of the Company owned by Jolley or held by Jolley and other employees of the Company in the form of unissued shares underlying options and the warrant to purchase 400,000 shares of Common Stock held by Metropolitan, as set forth on Schedule 2.4, there are no subscriptions, options, warrants,
                ------------
calls, rights, contracts, commitments, agreements, understandings or arrangements to issue, sell, deliver, transfer or redeem any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of capital stock of the Company or rights of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 2.4, no shares of Common Stock are reserved for
                       ------------
issuance for any purpose.

          2.5  Subsidiary and Certain Affiliates. (a) (i) Luther's Spirits, Inc.
               ---------------------------------
is the sole Subsidiary of the Company. For purposes of this Agreement, the term "Subsidiary" shall mean Luther's Spirits, Inc. and any other person (as defined below) as to which the Company, directly or indirectly, owns more than 50% of the voting power of the voting equity securities or interests of such person. The Company is the record and beneficial owner of all of the outstanding shares of capital stock of the Subsidiary, and there are no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), stock appreciation rights, calls or other legally binding commitments requiring the issuance or sale of shares of any such capital stock in the Subsidiary, and no agreements to which Management, the Company or the Subsidiary are a party to issue or enter into any of the foregoing. Except as set forth in Schedule 2.5(i), all of such shares so owned
                                  ---------------
by the Company or the Subsidiary are owned by the applicable Company or Subsidiary free and clear of any Liens. Except for shares of capital stock of the Subsidiary or as set forth on Schedule 2.5(i), the Company does not,
                                  ---------------
directly or indirectly, own or control or have any capital or other equity interest or participation, or any interest convertible, exchangeable or exercisable for, any capital or other equity interest or participation in, nor is the Company, directly or indirectly, subject to any obligation or requirement to invest in the equity securities or interests of, any person.

          (ii) LBBQ of Texas, Inc. and Luther's BAR-B-Q/LA, Inc. are the only Liquor Affiliates of the Company. For the purposes of this Agreement, the term "Liquor Affiliate" shall mean LBBQ of Texas, Inc. and Luther's Bar-B-Q/LA, Inc. and any other person as to which a Liquor Service Agreement (as defined in
Section 2.16(b)) is maintained with or relates to any restaurants owned and/or operated by the Company. Jolley, Kirby Gorton (the "Texas Owners") and the Company are the record and beneficial owners of 25.5%, 25.5% and 49% of the outstanding shares of capital stock of LBBQ of Texas, Inc., respectively. Robert Angelico (the "Louisiana Owner") is the record and beneficial owner of all of the outstanding shares of the capital stock of Luther's BAR-B-Q/LA, Inc. There are no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), stock appreciation rights, calls or other legally binding commitments requiring the issuance or sale of shares of any such capital stock in the Liquor Affiliates, and no agreements to which any Liquor Affiliate is a party to issue or enter into any of the foregoing. Except as set forth in Schedule 2.5(ii), all of such shares so
                                         ----------------
owned by the Company, the Texas Owners or the Louisiana Owner are owned by the Company, Texas Owners or the Louisiana Owner free and clear of any Liens. The Company has entered into agreements (the "Call Agreements") with each of the Texas Owners and the Louisiana Owner, pursuant to which the Company may purchase the shares of the Liquor Affiliates held by the Texas Owners and the Louisiana Owner or their heirs and assigns for a nominal consideration. The Call Agreements have been duly executed and delivered by the Company, the Texas Owners and the Louisiana Owner and constitute legal, valid and binding obligations, enforceable against each party thereto in accordance with their respective terms.

               (b) The term "person" in this Agreement means any individual, corporation, general or limited partnership, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity.

          2.6  Financial Statements. Schedule 2.6 contains (a) the audited
               --------------------  ------------
consolidated balance sheets of the Company and the Subsidiary and the unaudited balance sheet of the Liquor Affiliates in each case as of December 31, 1997 and December 31, 1996 and the related consolidated statements of income of the Company, the Subsidiary and the Liquor Affiliates for the fiscal years then ended, together with the notes to such financial statements (the "Year End Financial Statements") and (b) the unaudited consolidated balance sheet of the Company, the Subsidiary and the unaudited balance sheets of the Liquor Affiliates as of August 31, 1998 (the "Interim Balance Sheet") and the related consolidated statement of income of the Company, the Subsidiary and the Liquor Affiliates for the eight-month period then ended, (together with the notes to such financial statements, if any (collectively, the "Interim Financial Statements" and, together with the Year End Financial Statements, the "Financial Statements")). The Financial Statements have been prepared in accordance with the books and records of the Company, the Subsidiary and the Liquor Affiliates and in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, except that such Interim Financial Statements contain no notes. Except as set forth in Schedule
                                                                      --------
2.6, the Financial Statements present fairly, in all material respects, the
---
consolidated financial position of the Company, the Subsidiary and the Liquor Affiliates as of the date of such Financial Statements and the consolidated results of operations of the Company, the Subsidiary and the Liquor Affiliates for applicable periods then ended, in conformity with GAAP, provided, however, that the Interim Financial Statements are subject to normal year-end adjustments and lack footnotes and other preparation items. All of the services provided, and all of the assets loaned, licensed or leased to (whether or not pursuant to any written agreement), the Company, the Subsidiary and the Liquor Affiliates by any Seller or its affiliates (other than the Company, the Subsidiary or the Liquor Affiliates) that are required to operate the business as it is currently operated are set forth on Schedule 2.6. The Company, the Subsidiary and the
                          ------------
Liquor Affiliates have no indebtedness for borrowed money other than as set forth on Schedule 2.6, all of which will be repaid by the Company from funds
         ------------
advanced by Buyer at or prior to the Closing, as contemplated by Sections 4.4 and 6.2, without any reduction in the Purchase Price.

          2.7  Taxes. (a) The Company, Subsidiary, the Liquor Affiliates and
               -----
any affiliated group within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code") or consolidated, combined or unitary group (under any state or local Tax law) of which the Company, the Subsidiary or Liquor Affiliates is or has been a member (each such affiliated, consolidated, combined or unitary group, an "Affiliated Group"), has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax Returns required to be filed by the Code or by applicable state, local or foreign tax laws, and all such Tax Returns are true, correct and complete in all material respects. All Taxes required to be shown to be due on such Tax Returns have been timely paid in full. No material tax liens have been filed and no material claims are being asserted with respect to any Taxes of the Company, the Subsidiary, the Liquor Affiliates or any Affiliated Group, and no examination, audit or inquiry is currently being conducted by any taxing authority that could result in a material Tax liability for which the Company, the Subsidiary or Liquor Affiliates could be severally liable under Treasury Regulations (S) 1.1502-6 or any comparable state, local or foreign tax provisions, except as set forth on
Schedule 2.7. None of the Company, the Subsidiary, the Liquor Affiliates or any
------------
Affiliated Group has any material liability for unpaid Taxes that are not based upon net income or sales. The Company, the Subsidiary and the Liquor Affiliates (including any predecessors) have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes. Since January 1993, the Company, the Subsidiary and the Liquor Affiliates have been included only in the Affiliated Group for state, federal and local income tax purposes described in Schedule 2.7 hereto. With respect to
                                           ------------
taxable years beginning before 1993, either (i) the federal income tax return of the consolidated group that included the Company and the Subsidiary and the federal income tax returns of the Liquor Affiliates in such year or years has been audited by the Internal Revenue Service and such audit has been completed or (ii) the statute of limitations with respect to federal income tax liability has expired. There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of the Company, the Subsidiary, the Liquor Affiliates or any Affiliated Group. None of the Company, the Subsidiary or the Liquor Affiliates is a party to any agreement providing for the allocation or sharing of Taxes other than with respect to each other. None of the Company, the Subsidiary or the Liquor Affiliates is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or the Subsidiary and none of the Company, the Subsidiary or the Liquor Affiliates has knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method except as set forth on Schedule 2.7. The acquisition of the Shares will not be a
                       ------------
factor causing any payments to be made by the Company, the Subsidiary or the Liquor Affiliates to be nondeductible (in whole or in part) pursuant to Section 280G of the Code. None of the Company, the Subsidiary or the Liquor Affiliates has filed with respect to any item a disclosure statement pursuant to Section 6662 of the Code or any comparable disclosure with respect to foreign, state and/or local tax statutes. Set forth on Schedule 2.7 is a list of all federal
                                        ------------
income tax audits with respect to the taxable years that have ended within three years of the date of this Agreement that have been completed by the Internal Revenue Service. No consent or election under Section 341 of the Code has been made for the Company, the Subsidiary or the Liquor Affiliates. No property of the Company, the Subsidiary or the Liquor Affiliates is "tax exempt use property" within the meaning of Section 168(h) of the Code, and the Company is not a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, except as set forth on Schedule 2.7.
                                                         ------------

          (b) For purposes of this Agreement, (i) "Tax" or "Taxes" means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, rental, ad valorem, value added, transfer, franchise, profits, alternative minimum, license, withholding, employment, payroll, disability, excise estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign); (ii) "Tax Returns" means all returns, reports, forms or other information required to be filed with, or supplied to, any tax authority (federal, state, local, foreign or otherwise) with respect to any Taxes; and
(iii) "material" means material to the Company, Subsidiary and the Liquor Affiliates taken as a whole.

         2.8   Properties. (a) Schedule 2.8 contains a list of all real
               ----------      ------------
property owned by the Company or the Subsidiary (the "Owned Real Property"). The Company and the Subsidiary have good and valid title to the personal properties they purport, to own, whether tangible or intangible (including those reflected on the Interim Balance Sheet or acquired by the Company or the Subsidiary since the date of the Interim Balance Sheet, except property sold or otherwise disposed of since the date of the Interim Balance Sheet, none of which is material), and fee simple title to the real properties they purport to own, in each case free and clear of all mortgages, liens, attachments, pledges, encumbrances, charges, options, rights of first refusal, claims, leases, easements or security interests of any nature whatsoever ("Liens"), except (i) Liens disclosed in the Financial Statements, including the notes thereto, if any, (ii) Liens for current Taxes not yet due and payable or which may hereafter be paid without penalty, (iii) Liens described in Schedule 2.8 or Schedule 2.9
                                                  ------------    ------------
or Schedule 2.10, (iv) zoning, building and other similar governmental
   -------------
restrictions and Liens imposed by operation of law (including without limitation mechanics', carriers', workmen's, repairmen's, landlord's or other similar liens arising from or incurred in the ordinary course of business and for which the underlying payments are not yet delinquent), and liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, and (v) easements, covenants, encroachments, rights-of-way or other similar restrictions and imperfections of title, none of which items referred to in the foregoing clauses
(iv) and (v) materially impairs the use of the property subject thereto in the business of the Company and the Subsidiary as presently conducted. Management has made available to Buyer true and correct copies of all title insurance policies, reports and commitments relating to the Owned Real Property, together with all surveys and plans, in the Company's or the Subsidiary's possession regarding Owned Real Property.

               (b)  Except as set forth in Schedule 2.8, the Owned Real Property
                                           ------------
is used or held for use primarily in connection with the conduct of the present business and operations of the Company and the Subsidiary. Except as set forth on Schedule 2.8, to the knowledge of Management, none of the improvements on any
   ------------
Owned Real Property encroaches on any adjoining property or public streets.

               (c)  Except as set forth in Schedule 2.8, Management and the
                                           ------------
Company have not received in writing, and Management has no knowledge of, any notice, demand or request from any insurance company, any board of fire underwriters (or organization exercising functions similar thereto) or any governmental or municipal agency or any other person requesting the performance of any work or alteration in respect to the Owned Real Property or the real property leased by the Company and the Subsidiary under the Leases (as defined below).

          (d) Except as set forth in Schedule 2.8, Management and the Company
                                     ------------
have not received written notice of, and Management has no knowledge of, any pending or contemplated eminent domain or condemnation proceeding, or other governmental or quasigovernmental takings of any of the Owned Real Property or the real property leased by the Company and the Subsidiary under the Leases (as defined below).

          (e) Except as set forth in Schedule 2.8, Management and the Company
                                     ------------
have not received written notice of, and Management has no knowledge of, any public improvements which have been ordered to be made, and, to Management's knowledge, there are no special, general or other assessments pending, threatened against or affecting the Owned Real Property or the real property leased by the Company and the Subsidiary under the Leases (as defined below) (other than those that might arise pursuant to the transactions contemplated hereby).

          (f) Schedule 2.8 contains a list of all real property leases pursuant
              ------------
to which the Company or the Subsidiary lease any real property, including any amendment, modification or supplement thereto (the "Leases"). Management has previously made available to Buyer true, correct and complete copies of the Leases. Except as set forth in Schedule 2.8, the applicable Company or
                               ------------
Subsidiary has good and valid title to the leasehold estates conveyed under each Lease, free and clear of Liens, except (i) Liens disclosed in the Financial Statements, including the notes thereto, if any, (ii) Liens for current Taxes not yet due and payable or which may hereafter be paid without penalty, (iii) Liens described in Schedule 2.8, (iv) zoning, building and other similar
                   ------------
governmental restrictions and Liens imposed by operation of law (including without limitation mechanics', carriers', workmen's, repairmen's, landlord's or other similar liens arising from or incurred in the ordinary course of business and for which the underlying payments are not yet delinquent), and (v) easements, covenants, encroachments, rights-of-way or other similar restrictions and imperfections of title, none of which items referred to in the foregoing clauses (iv) and (v) materially impairs the use of the property subject thereto in the business of the Company and the Subsidiary as presently conducted. Each Lease is valid and, to the knowledge of Management, in full force and effect and is binding and enforceable in accordance with its terms (except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights and equitable principles affecting remedies and other matters in effect from time to time). Except as set forth in Schedule 2.8, the Company and the Subsidiary are not in default with
         ------------
respect to any payment obligation under the leases, and, to the knowledge of Management, there are no other existing defaults on the part of the Company or the Subsidiary or any other party (including any landlord) with respect to the Leases. To the knowledge of Management, no event has occurred which (with or without notice, lapse of time or both) would constitute a default on the part of the Company or the Subsidiary or such other parties under the Leases. Except as set forth in Schedule 2.8, the consummation of the transactions contemplated by
             ------------
this Agreement will not constitute a default, or give rise to a right of termination, cancellation or acceleration of any right under, any Lease.

          (g) Except as set forth in Schedule 2.8, the Owned Real Property, and
                                     ------------
the real property leased by the Company and the Subsidiary under the Leases, is in a state of, working condition and repair (ordinary wear and tear excepted). The tangible personal property of the Company and the Subsidiary which is material to the business of the Company and the Subsidiary is in working condition and repair (ordinary wear and tear excepted). During the two years prior to the date hereof, there has not been an interruption of the operations of the Company and the Subsidiary due to inadequate maintenance of the tangible personal property of the Company and the Subsidiary that has had a Material Adverse Effect.

               (h) The Liquor Affiliates do not own or lease any real property.

          2.9  Intellectual Property. Schedule 2.9 contains a list of (a) all
                                      ------------
patents, inventions, trademarks, service marks, trade names, copyrights, trade secrets (including recipes, formulas and other food and beverage preparation methods) and rights of publicity (and all registrations and applications for the foregoing) owned by or licensed to the Company, the Subsidiary and the Liquor Affiliates that are material to the operation of the Company, the Subsidiary and the Liquor Affiliates, and (b) all material license agreements to which the Company, the Subsidiary or the Liquor Affiliates are a party pertaining to patents, inventions, trademarks, service marks, trade names, copyrights, trade secrets (including recipes, formulas and other food and beverage preparation methods) and rights of publicity (and all registrations and applications for the foregoing) and rights of publicity pertaining to the business of the Company, the Subsidiary or the Liquor Affiliates. Except as set forth in Schedule 2.9,
                                                                ------------
none of Management, the Company, the Subsidiary or the Liquor Affiliates has received written notice of any objections or claim being asserted in writing by any person with respect to the ownership, validity, enforceability or use of any such patents, inventions, trademarks, service marks, trade names, copyrights, trade secrets (including recipes, formulas and other food and beverage preparation methods) or rights of publicity (or registrations or applications for the foregoing) or challenging or questioning the validity or effectiveness of any such license or relating to any proprietary process or confidential information of the Company, the Subsidiary or the Liquor Affiliates which would have a Material Adverse Effect.

          2.10 Contracts. (a) Except as described in Schedule 2.10 and except
               ---------                             -------------
for the Leases, none of the Company, the Subsidiary or the Liquor Affiliates is a party to or bound by any written:

                    (i) employee collective bargaining agreement or other contract with any labor union;

                    (ii)   agreements with any director, officer or employee;

                    (iii) (A) lease or similar agreement under which any of the Company, the Subsidiary or the Liquor Affiliates is lessee of, or holds or uses, any material machinery, equipment, vehicle or other tangible personal property owned by a third party, (B) continuing contract for the future purchase or sale of materials, supplies, merchandise, equipment or services (other than with respect to the purchase of materials and supplies in the ordinary course of business), (C) consulting or similar contract, or (D) advertising agreement, which (with respect to each of the foregoing clauses (A) and (B)) has an aggregate future liability on the part of one of the Company, the Subsidiary or the Liquor Affiliates in excess of $10,000 individually or $75,000 in the aggregate (together with all such contracts), or which is not terminable by the applicable Company, the Subsidiary or Liquor Affiliates (1) on not more than 90 days' notice without penalty or premium or (2) for a cost of less than $25,000;

          (iv) agreement or contract for indebtedness for borrowed money in excess of $10,000 individually or $50,000 in the aggregate (other than advances to employees of the Company, the Subsidiary and the Liquor Affiliates in the ordinary course of business); and

          (v) license, royalty agreement or similar contract involving annual payments in excess of $10,000 individually or $25,000 in the aggregate;

          (vi) distributorship, representative, marketing, sales agency, or printing agreement, in each case involving annual payments in excess of $10,000 individually or $50,000 in the aggregate;

          (vii) contract for the grant to any person of any preferential rights to purchase any of the businesses the Company, the Subsidiary or the Liquor Affiliates;

          (viii) joint venture agreement;

          (ix) contract which by its terms limits the ability of the Company or the Subsidiary to engage in any line of business in any geographic area;

          (x) contract relating to the acquisition by the Company, the Subsidiary or the Liquor Affiliates of any operating business or the capital stock of any person;

          (xi) contract for the payment of fees or other consideration to any Seller, any officer or director of any of the Company or any Seller or any other entity in which any of the foregoing has an interest in excess of 5%;

          (xii) mortgage, pledge, security agreement, deed of trust or other document, in each case granting a lien (including liens upon properties acquired under conditional sales, capital leases or other title retention or security devices) securing an obligation in excess of $10,000 individually or $50,000 in the aggregate;

          (xiii) contract under which the Company, the Subsidiary or any Liquor Affiliate agrees to indemnify any person with respect to Tax liability or to share Tax liability with any person;

          (xiv) any other contract, whether or not in the ordinary course of business, where the breach thereof would have a Material Adverse Effect or which involves annual payments in excess of $50,000.

     (b) To the knowledge of Management, each agreement, contract, or lease required to be described on Schedule 2.10 (the "Contracts") is in full force
                            -------------
and effect. To the knowledge of Management, none of the Company, the Subsidiary or any Liquor Affiliate is (with or without the lapse of time or the giving of notice, or both) in breach or default under a

Contract to which it is a party, and no other party to any such Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, except, in either case, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

          2.11 Litigation. Schedule 2.11 contains a list of (a) all lawsuits,
               ----------  -------------
claims, proceedings or investigations pending or, to the knowledge of Management, threatened by or against the Company, the Subsidiary or any Liquor Affiliate, or any of their properties, assets, operations or business, which would reasonably be expected to have a Material Adverse Effect, and all outstanding orders, injunctions or decrees of any court or governmental authority against or directly involving as a named party the Company, the Subsidiary or any Liquor Affiliate and (b) as of the date hereof, all lawsuits, claims, proceedings or investigations pending or, to the knowledge of Management, threatened by or against the Company, the Subsidiary or any Liquor Affiliate, or any of their properties, assets, operations or business or which challenge the legality of this Agreement or any action to be taken by Management in connection herewith. The Company, the Subsidiary and the Liquor Affiliates are not in default under any injunction, order or decree of any court or governmental authority binding on the Company, the Subsidiary or the Liquor Affiliates. Schedule 2.11 contains the outstanding judgments against Management, the Company, the Subsidiary and the Liquor Affiliates that remain unpaid or unsatisfied.

          2.12 Insurance. Set forth on Schedule1e 2.12 is a list of all current
               ---------               ---------------
policies of insurance held by, or maintained on behalf of, the Company, the Subsidiary or the Liquor Affiliates, indicating for each policy the carrier, the insured, the type of insurance, the amounts of coverage and the expiration date, as well as a description of any claims pending from a prior period involving a retention. Buyer acknowledges that such policies are maintained by the Company. Except as set forth on Schedule 2.12, all such policies are in full force and
                       -------------
effect, and the Company, the Subsidiary and the Liquor Affiliates have not received any written notice of cancellation, material amendment or material dispute as to coverage with respect to any such policies. Except as set forth in
Schedule 2.12 all insurance policies referenced above provide insurance coverage
-------------
(with respect to occurrences during the periods covered by such policies) for the properties, assets, liabilities and operations of the Company, the Subsidiary and the Liquor Affiliates of such kinds, in such amounts and against such risks as are sufficient for compliance with all requirements of law and all agreements to which the Company, the Subsidiary or the Liquor Affiliates are parties, and as are reasonably believed by Management and the Company to be adequate to insure first or third party claims related to the business of the Company, the Subsidiary and the Liquor Affiliates as currently conducted; and will remain in full force and effect notwithstanding the consummation of the transaction contemplated by this Agreement, without the payment of additional premiums in any material amount other than additional premiums in the ordinary course prior to Closing.

           2.13 Benefit Plans. (a) Schedule 2.13 lists all employee benefit
                -------------      -------------
plans of the Company, the Subsidiary and the Liquor Affiliates to which the Company, the Subsidiary or the Liquor Affiliates is obligated to contribute, including each single employer, multiemployer and multiple employer pension, profit-sharing stock bonus, money purchase, retirement, welfare benefits savings, insurance, vacation pay, severance pay, stock purchase, stock option, incentive or deferred compensation and bonus plan or arrangement, and any other employee benefit plan covering and with respect to the Company, the Subsidiary or the Liquor Affiliates and the Company's, Subsidiary's or Liquor Affiliates' employees, consultants, agents and ex-employees, and their dependents and beneficiaries (collectively, the "Benefit Plans"). Except as set forth on
Schedule 2.13, none of the Benefit Plans, which are not qualified plans exempt
-------------
from income Tax, provides or promises benefits to ex-employees (including retirees) of the Company, the Subsidiary or the Liquor Affiliates and their dependents and beneficiaries except as specifically required under the Code, with respect to continuation of coverage. All of such Benefit Plans have been operated in all material respects in accordance with their terms, and all of such Benefit Plans that are not multiemployer plans, and that are subject to the terms of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, or other statutes, laws, ordinances, codes, rules and regulations comply in all material respects with ERISA, the Code, and such other statutes, laws, ordinances, codes, rules and relations, as applicable. In the case of each Benefit Plan which is a qualified plan exempt from Tax, a determination has been received from the appropriate District Director of Internal Revenue that such plan is qualified under Section 401(a) of the Code and the trust created thereunder, if any, is exempt from federal tax under
Section 501(a) of the Code, and nothing has occurred since such determination that would adversely affect the qualification of such plan or the tax-exempt status of such related trust. There has been no transaction involving any Benefit Plan maintained by the Company, the Subsidiary or the Liquor Affiliates which is a "prohibited transaction" under ERISA or the Code in connection with which the Company, the Subsidiary or the Liquor Affiliates would be subject to liability under ERISA or any tax liability imposed by the Code, or which would subject any such Benefit Plan, the Company, the Subsidiary or the Liquor Affiliates to a penalty under ERISA, the Code or any other applicable statute, law, ordinance, code, rule or regulation, which liability, tax liability or penalty would have a Material Adverse Effect.

          (b) Except as set forth on Schedule 2.13, none of the Benefit
                                     -------------
Plans listed on Schedule 2.13 provides for additional or accelerated payments or
                -------------
other consideration to be made on account of the transactions contemplated hereby. No suit, action, claim, proceeding, investigation or arbitration has been made or instituted or, to the knowledge of Management, threatened, with respect to any of such Benefit Plans or any assets thereof.

          (c) Except where failure to do so would not have a Material Adverse Effect, all contributions or payments required to be made to such Benefit Plans by their terms or by law and any relevant collective bargaining agreement(s), before or after the Closing Date, with respect to all periods or events occurring prior to the Closing Date (including all insurance premiums) have been properly paid or accrued on the books of account of the Company, the Subsidiary and the Liquor Affiliates prior to the Closing Date (including, without limitation, a pro rata share with respect to any period including the Closing Date based on the ratio of the number of days in such period to the total number of days in the plan year).

          (d) Except as set forth on Schedule 2.13, none of the Company, the
                                     -------------
Subsidiary or the Liquor Affiliates, nor any trade or business treated as a single employer under common control with any of the Company, the Subsidiary or the Liquor Affiliates within the meaning of Section 414 of the Code (an "ERISA Affiliate") maintains or has an obligation to contribute to any Benefit Plan subject to Title IV of ERISA. None of the Company, the Subsidiary or the Liquor Affiliates, nor any ERISA Affiliate is subject to any asserted or unasserted withdrawal or other liability under Title IV of ERISA or potentially secondarily liable for any withdrawal or other liability under Title IV of ERISA which in either case would have a Material Adverse Effect.

          (e) True, complete and accurate copies of the documents setting forth the terms of each Benefit Plan listed on Schedule 2.13 that is maintained by the
                                         -------------
Company, the Subsidiary or the Liquor Affiliates for the benefit of employees of the Company, the Subsidiary or the Liquor Affiliates, including plan agreements, amendments, trusts and all related contracts and other agreements and, where applicable, copies of the plan (i) most recent summary plan descriptions and modifications thereto; (ii) notices distributed to employees, consultants, agents, dependents and other beneficiaries with regard to any continuation of coverage required under law; (iii) most recent favorable Internal Revenue Service determination letters; (iv) three most recent annual reports (Forms
5500), including audited financial statements and all schedules thereto; and (v) three most recent actuarial reports, have heretofore been delivered to Buyer. To Management's knowledge, there are no oral modifications to any of such Benefit Plans.

          (f) There were no Benefit Plans in effect at any time during the three years preceding the Closing Date with respect to which the Company, the Subsidiary or the Liquor Affiliates has taken action during such period which has or will result in termination that would have a Material Adverse Effect.

          (g) Except as set forth on Schedule 2.13, no employee of the Company,
                                     -------------
the Subsidiary or the Liquor Affiliates has accrued any vacation time from any years prior to 1997 which is currently outstanding. The annual reports (Form 5500 Series) have been properly filed, including the payment in full of any late fees, interest and penalties, if, and to the extent applicable, with respect to such annual reports or any other material reporting and disclosure provisions of Title I of ERISA.

     2.14 Absence of Changes or Events. Except as set forth in Schedule
          ----------------------------                         --------
2.14 (or in the other disclosure schedules to this Agreement), since the date of
----
the Interim Balance Sheet, the business of the Company, the Subsidiary and the Liquor Affiliates has been conducted in the ordinary course consistent with past practice, and there has not been any change in the financial condition or results of operations of the Company, the Subsidiary and the Liquor Affiliates (other than changes relating to the economy in general or industry conditions), which would, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 2.14, since the date of the Interim Balance
                       -------------
Sheet to the date hereof, none of the Company, the Subsidiary or the Liquor Affiliates has:

          (a) amended its Certificate of Incorporation or Bylaws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock;

          (b) except as contemplated by this Agreement, issued, sold, purchased or redeemed, or entered into any binding contracts to issue, sell, purchase or redeem, any shares of its capital stock or any options, warrants, convertible or exchangeable securities, subscriptions, rights (including preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever relating to its capital stock;

          (c) entered into or amended any employment agreement (other than those terminated at will), entered into any agreement with any labor union or association representing any employee, or adopted, entered into or amended any Benefit Plan;

          (d) declared, set aside or paid any non-cash dividends or declared, set aside or made any non-cash distributions of any kind to its stockholders (other than to the Company), or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

          (e) adopted a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company or the Subsidiary;

          (f) made any change in its accounting methods, principles or practices or made any change in depreciation or amortization policies or rates adopted by it, except insofar as may have been required by GAAP or made or changed any tax election adopted or changed any method of accounting (except as required by GAAP) or taken or omitted to take any other actions which action or omission would have had the effect of materially increasing the tax liability of the Company or the Subsidiary with respect to periods after the Closing;

          (g) revalued any portion of its assets, properties or businesses including any write-down of the value of inventory in excess of $50,000 or any write-off of notes or accounts receivable in excess of $50,000;

          (h) other than in contemplation of the transactions contemplated hereby, materially changed any of its advertising, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies;

          (i) made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any employee with a title of "regional manager" (or any employee having a comparable or more senior title thereto), or made any "across the board" wage or salary increase, except as disclosed on Schedule 2.14;
             -------------

          (j) made any loan or advance to any of its officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business in a manner consistent with past practice);

          (k) made any payment or binding commitment to pay severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives, except pursuant to Benefit Plans currently in place or consistent with past practices and disclosed on Schedule 2.14 or as set forth on
                                                -------------
Schedule 2.13;
-------------

          (1) entered into any lease for real property; sold, abandoned or made any other disposition of any of its material assets, properties or businesses other than in the ordinary course of business (other than as contemplated by this Agreement); granted or suffered any material Lien on any of its assets, properties or businesses other than in the ordinary course of business (other than as contemplated by this Agreement); or entered into or amended any agreement set forth on Schedule 2.10 to which it is a party or by or to which it
                       -------------
or its assets, properties or businesses are bound or subject which agreement or amendment has had a Material Adverse Effect;

          (m) except as contemplated by this Agreement, made any capital expenditures other than in the ordinary course of business;

          (n) except as contemplated by this Agreement, incurred or assumed any material debt, obligation or liability other than in the ordinary course of business;

          (o) except in the ordinary course of business in a manner consistent with past practice, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person; or

          (p) except in respect of this Agreement, agreed in writing to do any of the foregoing.

          2.15 Compliance with Applicable Laws. Except as set forth in Schedule
               -------------------------------                         --------
2.15, the Company, the Subsidiary and the Liquor Affiliates and their properties
----
and assets are in compliance with all applicable statutes, laws, ordinances, rules and regulations of any governmental authority or instrumentality, domestic or foreign (other than Environmental Laws, which are dealt with separately in Section 2.17), except where noncompliance would not have a Material Adverse Effect.

          2.16 Permits: Liquor Licenses. (a) To the knowledge of Management all
               ------------------------
material governmental licenses, permits or authorizations of the Company, the Subsidiary and the Liquor Affiliates (other than those relating to environmental matters, which are dealt with separately in Section 2.17, and the Liquor Licenses, which are dealt with separately in paragraph (b) below) (the "Permits") are in full force and effect and are validly held by the Company, the Subsidiary or the Liquor Affiliates, as applicable, and the Company, the Subsidiary and the Liquor Affiliates are in compliance in all material respects with such Permits. Except as set forth on Schedule 2.16 such Permits will not be
                                          -------------
subject to suspension, modification or revocation solely as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The Company, the Subsidiary and the Liquor Affiliates have all of the Permits (other than those referred to above) which are required to carry on the business of the Company, the Subsidiary and the Liquor Affiliates as such business is now conducted, except where the failure to have any such Permit would not have a Material Adverse Effect. Except as set forth on Schedule
                                                                        --------
2.16 neither Management nor the Company has received written
----
notice of any violation of any Permit, and no proceeding is pending or, to the knowledge of Management, threatened to revoke or limit any Permit.

               (b)  Schedule 2.16 contains a list of each restaurant owned
                    -------------
and/or operated by the Company and the Subsidiary (the "Restaurants") showing the state in which such Restaurant is located. Schedule 2.16 also contains a
                                               -------------
list of all liquor licenses held by the Subsidiary and the Liquor Affiliates in connection with the operation of the Restaurants (the "Liquor Licenses"). The Company has entered into an agreement with either the Subsidiary or the Liquor Affiliates (each a "Liquor Service Agreement") pursuant to which liquor is sold at such Restaurant by the Subsidiary or a Liquor Affiliate, as the case may be. The Liquor Service Agreements have been duly executed and delivered by the Company, the Subsidiary and the Liquor Affiliates and constitute legal, valid and binding obligations, enforceable against each party thereto in accordance with their respective terms. To the knowledge of Management, each of the Liquor Licenses is in full force and effect and adequate for the current conduct of operations at the Restaurant for which it is issued, and, subject to the matters disclosed in the following sentence, has been validly issued. Except as set forth in Schedule 2.16, neither Management nor the Company has received written
         -------------
notice of any pending or threatened modification, suspension or cancellation of a Liquor License, or any proceeding relating thereto. During the three year period prior to the date of this Agreement, there have been no such proceedings relating to any of the Liquor Licenses.

          2.17 Environmental Matters. Except as set forth in Schedule 2.17:
               ---------------------                         -------------

               (a) The operations of the Company, the Subsidiary and the Liquor Affiliates are in compliance with Environmental Laws, except where any non-compliance would not have a Material Adverse Effect.

               (b) The Company, the Subsidiary and the Liquor Affiliates have obtained and are in compliance with all necessary permits or authorizations that are required under Environmental Laws to operate the facilities, assets and business of the Company, except where any non-compliance would not have a Material Adverse Effect.

               (c) There has been no Release at any of the properties owned by the Company, the Subsidiary or, to the knowledge of Management, any predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by the Company, the Subsidiary, the Liquor Affiliates or, to the knowledge of Management, any predecessor in interest, which would have a Material Adverse Effect.

               (d) No Environmental Claims have been asserted against the Company, the Subsidiary or, to the knowledge of Management, any predecessor in interest, which would have a Material Adverse Effect nor does the Company, the Subsidiary or the Liquor Affiliates have knowledge or notice of any threatened or pending Environmental Claim against the Company, the Subsidiary, the Liquor Affiliates, or, to the knowledge of Management, any predecessor in interest, which would have a Material Adverse Effect.

               (e) No Environmental Claims which would have a Material Adverse Effect have been asserted against any facilities that may have received Hazardous Materials generated by the Company, the Subsidiary, the Liquor Affiliates or, to the knowledge of Management, any predecessor in interest.

               (f) To the knowledge of Management, no underground or aboveground storage tanks are located at any of the properties owned or operated or leased by the Company, the Subsidiary, the Liquor Affiliates or any predecessor in interest.

               (g) Management has delivered to Buyer true and complete copies of all environmental reports, studies, investigations or correspondence regarding any Environmental Liabilities of the Company or the Subsidiary or any environmental conditions at any of the properties previously or currently owned or operated by the Company, the Subsidiary, the Liquor Affiliates or any predecessor in interest, which are in possession of the Sellers, the Company, the Subsidiary, the Liquor Affiliates or their agents.

               (h)  (i)   "Environmental Claims" refers to any complaint,
summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other written communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials from (A) any assets, properties or businesses of the Company, the Subsidiary or the Liquor Affiliates or, to the knowledge of Management, any predecessor in interest; (B) from adjoining properties or businesses; or (C) from or onto any facilities which received Hazardous Materials generated by the Company, the Subsidiary or the Liquor Affiliates or any predecessor in interest.

                    (ii) "Environmental Laws" includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"),
     -- ---
42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et
               -- ---                                                         --
seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as
---                                                           -- ---
amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq.,
                                                                        -- ---
and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment; each as in effect as of the Closing Date.

                    (iii) "Environmental Liabilities" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any Governmental Authority or any third party which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (A) any property presently or formerly owned by the Company, the Subsidiary, the Liquor Affiliates or, to the knowledge of Management, any predecessor in interest, or
(B) any facility
which received Hazardous Materials generated by the Company, the Subsidiary, the Liquor Affiliates or, to the knowledge of Management, any predecessor in interest.

                    (iv) "Hazardous Materials" shall include (A) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (B) petroleum, petroleum-based or petroleum-derived products; (C) polychlorinated biphenyls; (D) any substance exhibiting a hazardous waste characteristic radioactive or explosive materials; and (E) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing Hazardous Materials.

                    (v) "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

                    (vi) "Remedial Action" means all actions to (A) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (B) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (C) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601(24).

          2.18 Employee and Labor Relations. Except as set forth in Schedule
               ----------------------------                         --------
2.18 there is no labor strike, dispute, slowdown or work stoppage or lockout
----
pending or, to the knowledge of Management, threatened against the Company, the Subsidiary and the Liquor Affiliates which would have a Material Adverse Effect. Except as set forth in Schedule 2.18 during the 12 month period prior to the
                       -------------
date of this Agreement, there has not been any such strike, dispute, slowdown, stoppage or lockout. Within six months prior to the date hereof, (a) neither the Company nor the Subsidiary has effectuated (i) a plant closing (as defined in the Workers Adjustment and Retaining Notification Act (the "WARN Act")) affecting any group of Employees (as defined in Section 4.8) or (ii) a mass layoff (as defined in the WARN Act) affecting any group of Employees at any site of employment, facility or operating unit; (b) neither the Company nor the Subsidiary has engaged in layoffs or employment terminations with respect to the Employees sufficient in number to trigger application of any similar state or local law; and (c) no Employees have suffered an employment loss (as defined in the WARN Act). Except as set forth in Schedule 2.18 there are no complaints,
                                      -------------
charges or claims pending or, to the knowledge of Management, threatened to be brought or filed with the National Labor Relations Board or any other federal, state or local department or agency in connection with the employment by the Company, the Subsidiary or the Liquor Affiliates of any individual, including any claim relating to employment discrimination, equal pay, unfair labor practice, sexual harassment, employee safety and health, wages and hours, workers compensation or any other, employment practice.

          2.19 Accounts and Notes Receivable. All accounts and notes receivable
               -----------------------------
reflected on the Interim Balance Sheet and all accounts and notes receivable arising subsequent to the date of the Interim Balance Sheet have arisen in the ordinary course of business and represent accounts receivable for merchandise or services actually delivered. Schedule 2.19 hereto sets forth a true and
                             -------------
correct aged list of all accounts receivable of the Company and the Subsidiary as of a date not more than 45 days prior to the date hereof either (a) in excess of $5,000 from any one account debtor and more than 60 days past due or (b) in excess of $25,000 from any one account debtor.

          2.20 Inventory. The inventory of the Company and the Subsidiary as set
               ---------
forth on the Interim Balance Sheet and the inventory of the Liquor Affiliates as set forth on the most recent balance sheets of the Liquor Affiliates was, as of the date of such financial statements, and the inventory of the Company, the Subsidiary and the Liquor Affiliates, existing as of the date hereof, is in usable or salable condition in the ordinary course of business at the amounts carried on the Interim Balance Sheet and the most recent balance sheets of the Liquor Affiliates, or currently on the books and records of the Company, the Subsidiary and the Liquor Affiliates, respectively, except for items not material to the financial condition of the Company, the Subsidiary and the Liquor Affiliates taken as a whole. The materials and supplies included in such inventory are of at least the standard quality for such items in the restaurant industry and are not materially in excess of the normal purchasing patterns of the Company and the Subsidiary. Except as set forth in Schedule 2.20, the
                                                       -------------
amounts of the inventories reflected on the Interim Balance Sheet and the most recent balance sheets of the Liquor Affiliates and on the books and records of the Company, the Subsidiary and the Liquor Affiliates as of the date hereof have been determined in accordance with GAAP applied on a consistent basis, subject to normal year-end adjustments and lack footnotes and the other preparation items. Management has no knowledge of any existing condition affecting the supply of materials to the Company, the Subsidiary or the Liquor Affiliates which would have a Material Adverse Effect.

          2.21 Indebtedness. All Indebtedness (as defined below) of the Company
               ------------
and the Subsidiary and the Liquor Affiliates (other than intercompany debt) as of the date of the Interim Balance Sheet is set forth on the Interim Balance Sheet and the Liquor Affiliates' most recent balance sheets. Schedule 2.21 sets
                                                             -------------
forth the trade accounts payable of the Company, the Subsidiary and the Liquor Affiliates as of a date not more than 45 days prior to the date hereof either
(a) in excess of $25,000 to any one payee and more than 60 days past due or (b) in excess of $50,000 to any one payee. All Indebtedness reflected on the Interim Balance Sheet and the Liquor Affiliates' most recent balance sheets or on
Schedule 2.21 or which has arisen after the date of the Interim Balance Sheet
-------------
and the Liquor Affiliates' most recent balance sheets has arisen in the ordinary course of business and represents valid Indebtedness of the Company, the Subsidiary and the Liquor Affiliates. As used herein, the term "Indebtedness" shall mean all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date Indebtedness is to be determined.

          2.22 Suppliers. Except as set forth on Schedule 2.22 hereto, no single
               ---------                         -------------
supplier accounted for more than 10% of purchases of supplies by the Company, the Subsidiary and the Liquor Affiliates taken as a whole in their most recent fiscal year (the suppliers set forth on

Schedule 2.22 hereto are referred to as the "Material Suppliers"). To the
-------------
knowledge of Management, no Material Supplier has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Company, the Subsidiary or the Liquor Affiliates or has during the last 12 months decreased or threatened to decrease or limit, its services, supplies or materials to the Company, the Subsidiary or the Liquor Affiliates where such cancellation, termination, decrease or limit would have a Material Adverse Effect. Management, the Company, the Subsidiary and the Liquor Affiliates have received no written notice that any such Material Supplier intends to cancel or otherwise adversely modify its relationship with the Company, the Subsidiary or the Liquor Affiliates or to decrease or limit materially its services, supplies or materials to the Company, the Subsidiary or the Liquor Affiliates.

          2.23 Certain Employees. Schedule 2.23 sets forth all of the officers
               -----------------  -------------
of the Company and the Subsidiary as well as all employees with a title of "regional manager" (or any employee having a comparable or more senior title thereto). Except as set forth in Schedule 2.23, neither the Company nor
                                 -------------
Management has received written notice that any of such persons intends to resign or retire as a result of the transactions contemplated hereby or otherwise.

          2.24 Potential Conflicts of Interest. None of the officers or
               -------------------------------
directors of the Company, the Subsidiary, the Liquor Affiliates or any entity controlled by any of the foregoing (other than the Company and Subsidiary) or any member of the immediate family of any of the foregoing has commenced any lawsuit, claims or proceeding against, or owes any amount to the Company or the Subsidiary, except for claims in the ordinary course of business and disclosed on Schedule 2.24.
   -------------

          As used in this Section 2.24, a person's immediate family shall mean such person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.

          2.25 Brokers. No banker, finder, agent or similar intermediary has
               -------
acted for or on behalf of the Management or the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith based on any agreement with the Company, except that Management has retained PricewaterhouseCoopers Securities L.L.C. in connection with this Agreement. The Company will be solely responsible for the fees and expenses of such firm.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF SELLERS
                 -----------------------------------------

          Each Seller individually represents and warrants with respect to itself only to Buyer as follows:

          3.1  Organization. Such Seller is duly organized, validly existing and
               ------------
in good standing under the laws of the State of its organization or incorporation.

          3.2  Authorization and Enforceability Such Seller has the requisite
               --------------------------------
power and authority to enter into this Agreement and to sell its Shares. All corporate or partnership acts and other proceedings required to be taken by such Seller to authorize the execution, delivery and performance of this Agreement and the sale of its Shares contemplated hereby by such Seller have been duly and properly taken. This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditor's rights generally and except as enforcement may be limited by general equitable principles.

          3.3  No Violations of Laws or Agreements. Except as set forth in
               -----------------------------------
Schedule 3.3, the  execution, delivery and performance by such Seller of this
------------
Agreement and the consummation by such Seller of the transactions contemplated hereby will not (a) violate in any material respect any provision of law or any rule or regulation to which such Seller is, subject (it being understood that the necessity for filings and consents is dealt with separately in the following paragraph), (b) conflict with or violate any order, judgment, injunction, award or decree binding upon such Seller, (c) conflict with or violate the Certificate of Incorporation, Bylaws or other similar governing documents of such Seller, or
(d) result in the creation or imposition of any Lien upon the Shares owned by such Seller, except, in the case of any of the foregoing clauses other than clause (a) and clause (c), for any such conflict, violation, default, right or Lien which would not, individually or in the aggregate, have a Material Adverse Effect.

          Except as set forth in Schedule 2.3 the execution, delivery and
                                 ------------
performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby do not require any consent from, or filing with, any governmental or regulatory authority, except for (a) the filing of a report under the HSR Act, and the expiration of the applicable waiting period thereunder, (b) any action, consent or filing that Buyer is required to obtain or make, and (c) consents and filings which, if not obtained or made, will not, individually or in the aggregate, have a material adverse effect on the ability of such Seller to consummate the transactions contemplated hereby with respect to its Shares.

          3.4  Transfer of Good Title. Upon consummation of the transactions
               ----------------------
contemplated hereby, such Seller will transfer to Buyer, and Buyer will have good and valid title to, such Seller's Shares listed by such Sellers name on
Schedule 2.4, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature (other than such as may be created by Buyer).

          3.5  Management's Representation and Warranties. To such Seller's
               ------------------------------------------
actual knowledge, without any requirement for investigation, none of the representations and warranties of Management set forth in Article 2 of this Agreement are untrue as of the date of this Agreement; provided, however, that
                                                       --------  -------
for purposes of making the representation in this Section 3.5, references to the "knowledge of Management" in Article 2 shall be ignored.

          3.6  Related Party Agreements. To the knowledge of such Seller, there
               ------------------------
are no agreements or arrangements between such Seller, any directors or officers of such Seller or any entity controlling, controlled by or under common control with such Seller or any directors or officers of such person or entity or any member of the immediate family of any such officers or directors on the one hand, and the Company, the Subsidiary or the Liquor Affiliates, on the other hand, except as described on Schedule 2.10. As used in this Section 3.6, a person's immediate family shall mean such person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.

          3.7  Brokers. No banker, finder, agent or similar intermediary has
               -------
acted for or on behalf of such Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith based on any agreement with such Seller, in either case, for which the Company is obligated to pay any fee or commission.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer represents and warrants, as of the date of this Agreement, to Sellers as follows:

          4.1  Organization. Buyer is a corporation duly organized and validly
               ------------
existing under the laws of the State of Delaware. Buyer has the requisite corporate power and authority to carry on its business as presently conducted.

          4.2  Authorization and Enforceability. Buyer has the requisite
               --------------------------------
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate acts and proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditor's rights generally and except for equitable remedies.

          4.3  No Violations of Laws or Agreements. The execution, delivery and
               -----------------------------------
performance by Buyer of this Agreement and the consummation by it of the transactions contemplated hereby will not (a) violate in any material respect any provision of law or any rule or regulation to which Buyer is subject (it being understood that the necessity for filings and consents is dealt with separately in the following paragraph), (b) conflict with or violate any order, judgment, injunction, award or decree applicable to Buyer, (c) conflict with or violate the Certificate of Incorporation, Bylaws or other similar governing documents of Buyer, (d) constitute a default, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Buyer, under any provision of any agreement, contract or other instrument binding upon Buyer or any license, franchise, permit or other similar authorization held by Buyer, or (e) result in the creation or imposition of any Lien upon any of the assets of Buyer except, in the case of any of the foregoing clauses other than clause (a) and clause (c), for any such conflict, default, right or Lien which would not individually or in the aggregate have a Material Adverse Effect.

          The execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby do not require any consent from or filing with any governmental or regulatory authority, except for (a) the filing of a report under the HSR Act and the expiration of the applicable waiting period thereunder, or (b) any action, consent or filing that Sellers or the Company or the Subsidiary is required to obtain or make.

          4.4  Sufficient Funds; Financing. Buyer represents and warrants that
               ---------------------------
it or an affiliate has entered, or simultaneously with the execution of this Agreement will enter, into a letter agreement (the "Letter Agreement") relating to debt financing to pay in full in cash at closing the Purchase Price and to repay the indebtedness of the Company set forth on Schedule 6.2 together with all fees and expenses of Buyer and the fees and expenses of Pricewaterhouse Coopers Securities L.L.C. associated with the transactions contemplated hereby, and to make any other payments necessary on the part of Buyer or its affiliates to consummate the transactions contemplated hereby. A true and correct copy of the Letter Agreement is attached as part of Schedule 4.4. Neither Buyer nor its
                                            -------------
affiliates will terminate, amend or modify in any respect the Letter Agreement in a manner which will adversely affect the probability that such financing will be actually funded, or the timing thereof, without the prior written consent of Sellers. Buyer or an affiliate has fully paid any and all commitment fees or other fees required by such Letter Agreement to be paid as of the date hereof (and will duly pay any such fees due after the date hereof). Buyer will use its reasonable efforts to maintain the Letter Agreement in full force and effect and will use its reasonable efforts to cause the conditions to funding under such letter to be fulfilled on a timely basis and to obtain such funding to permit the Closing to occur hereunder. In the event the Letter Agreement is terminated for any reason, Buyer shall use its reasonable efforts to obtain substitute financing sufficient to permit the Closing to occur in accordance with this Agreement. The debt financing contemplated by the Letter Agreement or such substitute financing is referred to herein as the "Debt Financing."

          4.5  Compliance with Liquor Licenses. Buyer and its "affiliates" (as
               -------------------------------
such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) are not aware, after reasonable investigation, of any event or condition applying to Buyer or such affiliates which will interfere with the transfer of the Liquor Licenses to Buyer, or with any corporate change application in connection therewith, or with the ability of Buyer to procure new Liquor Licenses, if necessary, as may be applicable.

          4.6  Securities Act. The Shares purchased by Buyer pursuant to this
               --------------
Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Buyer shall not offer or sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended.

                                   ARTICLE 5

                                   COVENANTS
                                   ---------

          5.1  Access. (a) Prior to the Closing, Management shall cause the
               ------
Company and the Subsidiary and the Liquor Affiliates, to give Buyer and its representatives, employees, counsel and accountants, and the lenders providing financing to Buyer hereunder, reasonable access to the properties, books and records of the Company, the Subsidiary and the Liquor Affiliates upon reasonable notice and during regular business hours and will furnish to Buyer all such contacts and other agreements and documents, and any extracts or summaries thereof available to Management and the Company, and information with respect to the affairs of the Company, the Subsidiary and the Liquor Affiliates as the Buyer may from time to time reasonably request, and will cause the officers and employees (and will use reasonable efforts to cause any agents or consultants) of the Company, the Subsidiary and the Liquor Affiliates to keep the officers of Buyer informed as to the affairs of the Company, the Subsidiary and the Liquor Affiliates and to arrange for meetings with management of the Company, the Subsidiary and the Liquor Affiliates from time to time upon Buyer's request on reasonable notice; provided, however, that Buyer and its employees and agents will not make any request or take any action which unreasonably interferes with the operation of the business of the Company, the Subsidiary and the Liquor Affiliates; and provided further that Buyer, at its expense, may conduct a Phase I environmental site assessment (a "Phase I Assessment") on any property of the Company, the Subsidiary and the Liquor Affiliates. Prior to the Closing, Buyer may, at its expense, conduct an additional assessment (a "Phase II Assessment") to further evaluate any potential environmental conditions identified in any Phase I Assessment or other information learned by Buyer after the date hereof, or any information known to Buyer and conveyed to Sellers, Management and the Company prior to the date hereof, which Buyer reasonably determines require further evaluation (subject to obtaining any required landlord consents, which Management and the Company will use its reasonable efforts to obtain). Buyer shall provide Sellers, Management and the Company with a copy of the proposed actions to be taken in connection with such Phase II Assessment prior to initiating such assessment. The Phase II Assessment may include air, soil, surface and/or groundwater tests. If Buyer conducts a Phase II Assessment prior to Closing which identifies an environmental condition which has a Material Adverse Effect then Buyer may terminate this Agreement pursuant to Section 8.4(a)(v) if Buyer notifies Sellers, Management and the Company of its intention to terminate this Agreement within 10 days after the identification of such environmental condition.

          (b) Except as otherwise provided in Schedule 5.1, notwithstanding any
                                              ------------
right of Buyer to investigate fully the affairs of the Company, the Subsidiary and the Liquor Affiliates, and notwithstanding any knowledge of facts, determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully on the representations, warranties, covenants and agreements of Management and the Sellers contained in this Agreement. No party to this Agreement may rely on any representation or warranty other than the representations and warranties made in this Agreement. Buyer will use its reasonable efforts to conclude all of its environmental due diligence as promptly as practicable after the date hereof.

          5.2  Ordinary Conduct. (a) From and after the date hereof and prior to
               ----------------
Closing, and unless Buyer shall otherwise consent or agree in writing and except as contemplated by this Agreement or as disclosed on Schedule 5.2, the
                                                     ------------
Management shall, and shall cause the Company and the Subsidiary, and the Company shall cause the Liquor Affiliates to:

                    (i)   conduct their businesses in the ordinary course;

                    (ii) use their reasonable efforts to preserve their business organizations to maintain the services of their present key employees and to preserve the goodwill of the suppliers, customers and others having business dealings with them; and

                    (iii) maintain in force (including necessary renewals thereof) the insurance policies listed on Schedule 2.12 to the extent that such
                                          -------------
policies may be maintained at commercially reasonable rates.

          (b) From and after the date hereof and prior to Closing, and unless Buyer shall otherwise consent or agree in writing and except as contemplated by this Agreement or as disclosed on Schedule 5.2 the Management shall, and shall
                                  ------------
cause the Company, and the Company shall cause the Liquor Affiliates not to take any of the actions specified in Section 2.14.

          5.3  Litigation. Management shall, as promptly as reasonably
               ----------
practicable, notify Buyer of any suits, actions, claims, proceedings or investigations which after the date of this Agreement and prior to the Closing are threatened in writing or commenced against the Company, the Subsidiary, the Liquor Affiliates or any officer, director or employee of the Company or the Subsidiary, or (to the extent known to Management, the Company, the Subsidiary or the Liquor Affiliates) any consultant or agent of the Company or the Subsidiary, in their capacities as such, or otherwise affecting the Company, the Subsidiary or the Liquor Affiliates.

          5.4  Reasonable Efforts. Management and Buyer shall use their
               ------------------
reasonable efforts to conduct the respective businesses of the Company, the Subsidiary and the Liquor Affiliates and of the Buyer in such a manner so that the representations and warranties contained in Article 2 or Article 4, as applicable, of this Agreement shall continue to be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date in a manner so as to satisfy the conditions to closing set forth in Sections 6.1 and 6.2.

          5.5  Reports. During the period from the date of this Agreement to and
               -------
including the Closing Date, Management shall provide to Buyer, within 20 days after the end of each fiscal month occurring during such period, balance sheets for the Company and the Subsidiary and for the Liquor Affiliates prepared on the same basis as the Interim Balance Sheet. Each such statement shall present fairly the information set forth therein in accordance with accounting policies and procedures consistent with the Interim Balance Sheet.

          5.6  Confidentiality; Press Releases. (a) Buyer, on behalf of itself
               -------------------------------
and its affiliates, acknowledges that all information being provided to it by Sellers, the Company, the

Subsidiary and the Liquor Affiliates, or their representatives, is subject to the terms of a Confidentiality Agreement dated June 19, 1998 (the
"Confidentiality Agreement"), the terms of which are incorporated herein by reference.

                    (b) Buyer, on the one hand, and each of Sellers, Management, the Company, the Subsidiary, and the Company on behalf of the Liquor Affiliates, on the other hand, agree that neither it nor its affiliates will make any disclosure or statement to the press, press release or other private or public announcement regarding this Agreement or the transactions contemplated hereby prior to the Closing Date unless the text and time of the release of any such statement has been approved by the other parties in writing, except (a) where such disclosure is required pursuant to applicable law (in which case such party will consult with the other parties regarding any such public statements prior to disclosure) and (b) that Buyer, Sellers, the Company, the Subsidiary and the Liquor Affiliates may communicate with advisors, consultants, and others as necessary to complete the Transaction. Buyer, Sellers, Management, the Company, the Subsidiary and the Liquor Affiliates agree to consult with the other parties prior to any press release or other public announcement by it or its affiliates relating to this Agreement in connection with the Closing of the transactions contemplated hereby and agree that such press release or announcement will not be made prior to such consultation.

          5.7  Financial Information. Buyer shall, and the Company shall cause
               ---------------------
the Liquor Affiliates to permit Buyer to (a) hold all of the books and records of the Company, the Subsidiary and the Liquor Affiliates existing on the Closing Date and not destroy or dispose of any thereof unless it offers first in writing, at least 60 days prior to such destruction or disposition to surrender them to Sellers (and, if Sellers accept such offer, Buyer will so surrender them) and (b) provide to Sellers such financial and other information with respect to the Company, the Subsidiary and the Liquor Affiliates for the portion of the current fiscal year during which Shares were owned by Sellers in accordance with past practice to allow Sellers to comply with financial, tax reporting, legal and accounting requirements.

          5.8  Employees. From the date of this Agreement to the Closing Date,
               ---------
Management shall not cause or permit the Company, the Subsidiary or the Liquor Affiliates to hire or fire any employees having a title of "regional manager" (or any employee having a comparable or more senior title) without the consent of Buyer (not to be unreasonably withheld). Management shall use reasonable efforts to continue the employment of those employees of the Company, the Subsidiary and the Liquor Affiliates who are employed on the Closing Date, including those on authorized leave of absence but excluding those who have qualified for long-term disability (the "Employees"), after the Closing Date on substantially the same terms and conditions, including the right of the Company, the Subsidiary or the Liquor Affiliates to terminate the employment of any such Employee, as in effect on the Closing Date.

          5.9  Antitrust Notification. Management, Sellers and Buyer shall file
               ----------------------
or cause to be filed, respectively, as soon as practicable after the date hereof, to the extent required, an acquired person's and acquiring person's HSR Act notification and report form with respect to the transactions contemplated by this Agreement as required by the HSR Act. Management, Sellers and Buyer agree to use their reasonable efforts to comply promptly with and, where appropriate, to respond in cooperation with each other to, all requests or requirements which applicable federal, state, local, foreign or other applicable law or any governmental authority may impose on them with respect to the transactions which are the subject of this Agreement including taking any shareholder action.

          5.10 Reasonable Efforts. Subject to the terms and conditions of this
               ------------------
Agreement, each party shall use its reasonable efforts to cause the Closing to occur as promptly as reasonably possible. Sellers shall use reasonable efforts to (a) obtain any required third party consents necessary in connection with the transactions contemplated hereby; provided, however, that Buyer will cooperate
                                  --------  -------
with Management in a reasonable manner and that such reasonable efforts shall not include any requirement of Sellers, Management, the Company, the Subsidiary or the Liquor Affiliates to expend money, commence or participate in any litigation or offer or grant any accommodation, financial or otherwise, to any third parties and (b) notify any third party required to be notified prior to the Closing under a contract of the Company, the Subsidiary or the Liquor Affiliates of the transactions contemplated hereby. At and after the Closing Date, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, any documents, assignments or assurances and to take and do, any other actions and things to vest, perfect or confirm of record or otherwise in Buyer any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by Buyer as a result of, or in connection with, the transactions contemplated by this Agreement.

          5.11 Advice of Changes. Prior to the Closing, each party shall, to the
               -----------------
extent such party has knowledge of the following events or conditions, give prompt written notice to the other of (a) any breach of any representation or warranty of such party made herein that is qualified by the standard of "Material Adverse Effect," (b) any breach of any representation or warranty of such party made herein that is not qualified by the standard of "Material Adverse Effect" if such breach has a Material Adverse Effect; (c) any failure to comply in any material respect with any covenant or agreement to be complied with by it prior to Closing under this Agreement; (d) any event which will result in the failure to satisfy the conditions specified in Article 6 hereof;
(e) any notice or other written communication of or relating to a default (or event which, with notice or lapse of time, or both, would constitute a default), received by such party subsequent to the date hereof and prior to the Closing Date under any contract or agreement and that would have a Material Adverse Effect; (f) any notice or other written communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated hereby; (g) any notice or other written communication from any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority in connection with the transactions contemplated hereby; and (h) any Material Adverse Effect or change which would result in a Material Adverse Effect; provided, however, that (except as otherwise provided herein) no such notice shall affect the conditions to the obligations of Sellers or Buyer hereunder. Prior to Closing, Management shall, to the extent that it has such knowledge, give prompt written notice to Buyer and Sellers of any damage in excess of $10,000 to the Company's property or other assets.

          5.12 No Solicitation. Prior to the earlier of (a) the Closing or (b)
               ---------------
the termination of this Agreement, Management, the Company, each Seller and Buyer shall not, and shall cause the Company, the Subsidiary, the Liquor Affiliates and Sellers', Management's and Buyer's agents not to directly or indirectly, solicit any inquiries or proposals for, or enter into or continue any discussions or agreement with respect to, the acquisition of any of the Shares or other capital stock of the Company, the Subsidiary or the Liquor Affiliates, all or a substantial portion of the business of the Company, the Subsidiary or the Liquor Affiliates or all or any substantial portion of the assets of the Company, the Subsidiary or the Liquor Affiliates (an "Acquisition Transaction"). Each Seller and Management shall promptly notify Buyer of the terms and material facts of any inquiry or proposal received respectively by such Seller, Management, the Company, the Subsidiary or the Liquor Affiliates with respect to such Acquisition Transaction. Buyer shall promptly notify each Seller of the terms and material facts of any inquiry or proposal received by Buyer with respect to any such Acquisition Transaction. Prior to the earlier of
(a) the Closing or (b) the termination of this Agreement, except as contemplated by this Agreement, each Seller shall not sell, transfer or otherwise dispose of, grant any option or proxy to any person with respect to, create any Lien upon, or transfer any interest in any of the Shares owned by such Seller, or enter into any agreement to do so.

          5.13 Liquor Licenses. Each Seller, Management, at the Company's
               ---------------
expense, shall reasonably cooperate with Buyer in obtaining any approvals, or completing any filings, necessary in connection with the Liquor Licenses (and any other permits or authorizations referred to in Section 6.1(k)) in connection with the transactions contemplated hereby. Buyer, at its expense, will use its reasonable efforts to complete any required filings, and obtain any required approvals, in respect of the Liquor Licenses (and any other permits or authorizations referred to in Section 6.1(k)) in connection with the transactions contemplated hereby as promptly as practicable.

          5.14 Non-Competition. (a) Each of Inwood and Chart House covenant and
               ---------------
agree that for a period of two years after the Closing Date, neither Inwood, its general partners nor Chart House shall engage directly or indirectly in any restaurant or catering business that generates more than 50% of its revenue from barbecued menu items (i) in the case of Inwood and its general partners, anywhere in the United States and (ii) in the case of Chart House, within 25 miles of any current Restaurant; provided, however, that financial institutions
                                 --------  ------
that are affiliates of any general partner of Inwood shall be permitted to make loans in the normal course of their lending businesses to any restaurant or catering business that offers barbecued menu items and to exercise any remedies upon default with respect to such loans, including exercising control or significant influence over any such restaurant or catering business; and provided, further, however, that Inwood and its general partners and Chart
--------  -------  -------
House shall be permitted to own less than 5% of the outstanding equity interests as a passive investment in any restaurant or catering business that offers barbecued menu items.

               (b) Inwood and Chart House acknowledge that Buyer will be irrevocably damaged if such covenant is not specifically enforced. Accordingly, Inwood and Chart House agree that, in addition to any other relief to which Buyer may be entitled, Buyer will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining Inwood, its general partners, and Chart House from any actual or threatened breach of such covenant.

          5.15 No Additional Representations. Buyer acknowledges that it and its
               -----------------------------
representatives have had the opportunity prior to the date of this Agreement to review the books and records of the Company, the Subsidiary and the Liquor Affiliates and to meet with officers and employees of the Company, the Subsidiary and the Liquor Affiliates to discuss the business and assets of the Company, the Subsidiary and Liquor Affiliates. Buyer acknowledges that none of Sellers, Management or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Company, the Subsidiary or the Liquor Affiliates furnished or made available to Buyer and its representatives, except as expressly set forth in this Agreement, any certificate or other document required to be delivered in connection with this Agreement or the Schedules hereto.

          5.16 Certain Litigation. Each Seller shall, as promptly as reasonably
               ------------------
practicable, notify Buyer of any suits, actions, claims, proceedings or investigations which, after the date of this Agreement and prior to the Closing, are threatened in writing or commenced against such Seller and are directly related to the sale of such Seller's Shares to Buyer pursuant to this Agreement.

          5.17 Certain Agreement. (a) On or prior to the Closing Date Michael C.
               -----------------
Jolley shall execute and deliver an agreement in form reasonably satisfactory to Buyer providing for the contribution of 78,000 shares of common stock of the Company to Buyer in exchange for shares of common stock of Buyer.

               (b) On or prior to the Closing Date, the appropriate parties shall execute and deliver a document, reasonably satisfactory to Buyer, providing for the termination of payments to Inwood Management Company pro-rata to, and effective as of, the Closing Date.

               (c) On or prior to the Closing Date, the appropriate parties shall execute and deliver a document, reasonably satisfactory to Buyer, providing for termination of that certain Management Stock Subscription Agreement, dated as of August 30, 1989, between the Company and Michael C. Jolley.

               (d) On or prior to the Closing Date, the appropriate parties shall execute and deliver a document, reasonably satisfactory to Buyer, providing for termination of that certain Shareholders' Agreement dated as of December 30, 1988 between Luther's Acquisition Corporation and the shareholders named therein.

          5.18 Actions Relating to Management's Covenants. Each Seller agrees
               ------------------------------------------
that it shall not impede Management from complying with Management's covenants in this Article 5.

                                   ARTICLE 6

                             CONDITIONS TO CLOSING
                             ---------------------

          6.1  Conditions to Buyer's Obligations. The obligation of Buyer to
               ---------------------------------
purchase and pay for the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction (or waiver by Buyer) on or prior to the Closing of the following conditions:

               (a) (i) The representations and warranties of Management and Sellers made in this Agreement shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date, except for (A) changes contemplated by this Agreement, (B) those representations and warranties (other than solely in respect of Section 2.1 and Section 3.5) that address matters only as of a particular date (which shall be true and correct as of that date), and (C) breaches or inaccuracies of representations or warranties that do not, individually or in the aggregate, have a Material Adverse Effect; (ii) Management and Sellers shall have performed in all material respects the covenants contained in this Agreement required to be performed by Management and Sellers prior to the Closing, and the Company and the Subsidiary shall have performed in all material respects the covenants required to be performed by the Company and the Subsidiary prior to the Closing; and (iii) Management and an authorized officer of each of the Sellers reasonably acceptable to Buyer shall have delivered to Buyer, on behalf of Management and each such Seller, a certificate dated the Closing Date confirming the applicable statements contained in the foregoing clauses (i) and (ii).

               (b) No suit, action, claim, proceeding or investigation shall have been instituted by or before any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority (i) seeking to restrain, prohibit or invalidate the sale of the Shares to Buyer hereunder or the consummation of the transactions contemplated hereby or (ii) seeking material damages in connection with such transactions (and having a reasonable likelihood of success) or which would adversely affect the right of Buyer to own, operate or control after the Closing the assets, properties or business of the Company and the Subsidiary, or have a Material Adverse Effect.

               (c) The applicable waiting period under the HSR Act shall have expired or been terminated.

               (d) Buyer shall have obtained debt financing adequate to pay in full in cash at closing the Purchase Price and to repay the indebtedness of the Company set forth in Schedule 6.2 together with all fees and expenses of Pricewaterhouse Coopers Securities L.L.C. associated with the transactions contemplated hereby, and to make any other payments necessary on the part of Buyer or its affiliates to consummate the transactions contemplated hereby.

               (e) Management shall have delivered to Buyer (i) copies of the respective Certificates of Incorporation, including all amendments thereto, of each of the Company and the Subsidiary, certified by the Secretary of State of its jurisdiction of incorporation; (ii) certificates from the Secretary of State of the respective jurisdictions of incorporation to the effect that each of the Company and the Subsidiary is in good standing in such jurisdiction and listing all charter documents of the Company and the Subsidiary on file in such state; and (iii) a certificate from the Secretary of State or other appropriate official in each state in which the Company or the Subsidiary is qualified to do business to the effect that each of the Company and the Subsidiary is in good standing in such state; in each case, dated as of a date not more than five business days prior to the Closing Date.

               (f) Sellers shall have delivered to Buyer the stock certificates representing all of the Shares in accordance with Section 1.1, duly endorsed in blank or with duly executed stock powers attached, in proper form for transfer and with required transfer stamps, if any, affixed.

               (g) Buyer shall have the received the resignation, dated the Closing Date, of those officers and members of the Board of Directors of the Company and the Subsidiary as shall be designated by Buyer in writing to Sellers not less than five days prior to the Closing Date.

               (h) Management and Sellers shall have delivered to Buyer incumbency certificates with respect to each of the persons signing this Agreement and any other document or certificate in connection herewith on behalf of Sellers.

               (i) Buyer shall have received an opinion of Vinson & Elkins L.L.P., counsel to Sellers, dated the Closing Date, addressed to Buyer in form reasonably satisfactory to Buyer.

               (j) The Company shall have implemented any reasonable request of Buyer to cancel options under the Company's stock option plans, consistent with such plans; provided, however that no Seller shall be required to pay any amount
            --------  -------
in respect thereof.

               (k) Metropolitan shall have exercised all of its outstanding options to purchase common stock of the Company.

               (l) Any and all approvals necessary for the consummation of the transactions contemplated hereby in connection with the Liquor Licenses (and any other material governmental permits or authorizations of the Company and the Subsidiary) or required in connection with such Liquor Licenses, permits or authorizations for the Company and the Subsidiary to carry on their respective businesses immediately after the Closing as currently conducted, or to maintain such Liquor Licenses, permits or other authorizations in effect immediately after the Closing, shall have been obtained.

               (m) The consents set forth on Schedule 6.1 shall have been received.

               (n) Management shall have executed and delivered agreements reasonably satisfactory to Buyer pursuant to which each shall have provided indemnities to Buyer in respect of the representations and warranties of Management contained herein (the "Indemnification Agreements").

               (o) Buyer shall have been satisfied, in its sole discretion, with the capabilities of the senior executives of the Company to run the Company.

               (p) Michael C. Jolley shall have executed and delivered employment and non-compete agreements reasonably satisfactory to Buyer.

          6.2  Conditions to Sellers' Obligations. The obligation of Sellers to
               ----------------------------------
sell and deliver the Shares to Buyer is subject to the satisfaction (or waiver by Sellers) on or prior to the Closing of the following conditions:

               (a) (i) The representations and warranties of Buyer made in this Agreement shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date, except for (A) changes contemplated by this Agreement, (B) breaches or inaccuracies of representations and warranties that do not, individually or in the aggregate, have a Material Adverse Effect and (C) those representations and warranties (other than solely in respect of the first sentence of Section 4.1) that address matters only as of a particular date (which shall be true and correct as of that date); (ii) Buyer shall have performed in all material respects the covenants of Buyer contained in this Agreement required to be performed by the time of the Closing; and (iii) the President or any Vice President of Buyer shall have delivered to Sellers, on behalf of Buyer, a certificate dated the Closing Date confirming the satisfaction of the foregoing clauses (i) and (ii).

               (b) No suit, action, claim, proceeding or investigation shall have been instituted by or before any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority (i) seeking to restrain, prohibit or invalidate the sale of the Shares to Buyer hereunder or the consummation of the transactions contemplated hereby or (ii) other than any suit, action, claim, proceeding or investigation instituted against Sellers or its affiliates (and not also against Buyer and its affiliates), to seek material damages in connection with such transactions (and having a reasonable likelihood of success) or which would have a Material Adverse Effect.

               (c) Any applicable waiting period under the HSR Act shall have expired or been terminated.

               (d) Buyer shall have paid the Purchase Price to Sellers as provided in Section 1.1.

               (e) Buyer shall have paid or caused to be paid or assumed full and complete liability for the outstanding balance of the indebtedness of the Company set forth on Schedule 6.2.

               (f) Sellers shall have received an opinion of Schulte Roth & Zabel LLP, counsel to Buyer, dated the Closing Date, addressed to Sellers, in the form attached hereto as Exhibit A.

                                   ARTICLE 7

                                INDEMNIFICATION

          7.1  Non-Survival of Representations and Warranties. The
               ----------------------------------------------
representations and warranties, covenants and agreements contained in this Agreement, shall not survive, and shall terminate as of the Closing, except that the representations and warranties set forth in Article 3 and Article 4 and the covenants set forth in Section 5.6, 5.7 and 5.14 shall survive the Closing indefinitely if no term is specified therein or for the terms specified in such Sections. The obligations to indemnify and hold harmless a Buyer Indemnified Party or a Sellers Indemnified Party, as the case may be, (i) pursuant to Sections 7.2(a) and 7.3(a), shall terminate when the applicable representation or warranty terminates, an (ii) pursuant to the other clauses of Sections 7.2 and 7.3 (and Section 7.6), shall not terminate; provided, however, that such
                                                --------  -------
obligations to indemnify and hold harmless shall not terminate with respect to any item, as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice stating in reasonable detail the basis of such claim to the party providing the indemnification. It is understood that this Section 7.1 does not refer or relate to the Indemnity Agreements.

          7.2  Indemnification by Sellers. From and after the Closing, each
               --------------------------
Seller shall, individually, indemnify Buyer and its affiliates and their respective officers and directors (the "Buyer Indemnified Parties") against, and hold them harmless from, any losses, liabilities, claims, damages, amounts paid in settlement of suits, actions, claims or proceedings, judgments and expenses (including reasonable legal fees and expenses, but not consequential damages of any type) ("Losses") suffered or incurred by any such indemnified party, as a direct consequence of (a) any breach of any representation or warranty of such Seller contained in Article 3 of this Agreement, and (b) any breach in any material respect of the covenants of such Seller contained in Section 5.6 or
5.14 of this Agreement.

          7.3  Indemnification by Buyer. Buyer and, after the Closing, Buyer
               ------------------------
shall cause the Company, shall indemnify each Seller and its affiliates and their respective officers and directors (the "Sellers Indemnified Parties") against, and hold them harmless from, any Losses suffered or incurred by any such indemnified party as a direct consequence of (a) any breach of any representation or warranty of Buyer contained in this Agreement, and (b) any breach in any material respect of any covenant of Buyer contained in this Agreement.

          7.4  Indemnification Limitations and Procedures. (a) The parties
               ------------------------------------------
hereto agree that the representations, warranties, covenants and agreements of each contained herein or in any schedule or exhibit hereto or certificate delivered hereunder are made for purposes of this Agreement only and are made by the party solely in conjunction with the execution of this Agreement and with the closing conditions and indemnification provisions set forth in Article 6 and
Article 7 of this Agreement. The parties agree that the representations, warranties, covenants and agreements of the parties contained in this Agreement shall not provide the basis for any action or remedy other than as set forth in, or permitted by, this Agreement; except as provided in the Indemnification Agreements.

               (b) The parties hereto agree that the sole and exclusive remedies for breaches of this Agreement (other than any available equitable remedies), for negligence, negligent misrepresentation or for any tort (but not any tort based upon intent to deceive) committed in connection with the transactions described in, or contemplated by, this Agreement are those set forth in this Agreement, and that no claim may be made by any party hereto for any matter in connection with the transactions described in, or contemplated by, this Agreement unless specifically set forth in this Agreement and then only pursuant to the terms of this Agreement.

               (c) Amounts paid in respect of indemnification obligations of the parties pursuant to this Article 7 shall be treated as an adjustment to the purchase price for the Shares. In determining the amount of Losses to which an indemnified party is entitled under this Article 7, full allowance shall be made for any proceeds recovered pursuant to the indemnified party's insurance policies (which the indemnified party shall use its reasonable efforts to obtain) or from any third party and for any tax benefit resulting from the indemnified party's loss, claim or damages. In the event that any such proceeds or recovery are received by an indemnified party after payment of an indemnity claim by an indemnifying party hereunder, the indemnified party shall promptly pay the amount of such proceeds or other recovery to the indemnifying party to the extent it is duplicative with the indemnifying party's prior payment.

          7.5  Procedures Relating to Indemnification - Third Party Claims. (a)
               -----------------------------------------------------------
A party seeking indemnification pursuant to Sections 7.2 or 7.3 (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim or assessment, and shall notify the Indemnifying Party of the commencement of any action, suit, audit or proceeding by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim") within 30 days of such commencement; provided, however, that the failure to give such notice in a timely manner shall not affect the indemnity obligation of the Indemnifying Party hereunder to the extent the Indemnified Party demonstrates that the Indemnifying Party has not been prejudiced thereby. The Indemnified Party will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim; provided, however, that the failure to deliver such notices and documents in a timely manner shall not affect the indemnity obligation of the Indemnifying Party hereunder to the extent the Indemnified Party demonstrates that the Indemnifying Party has not been prejudiced thereby. The Indemnifying Party shall have the right, exercisable by written notice (the "Notice") to the Indemnified Party within 60 days following receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume the defense of such Third Party Claim, using counsel selected by the Indemnifying Party (and reasonably satisfactory to the Indemnified Party). Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless the defense of such claim by counsel to the Indemnifying Party presents such counsel with a conflict of interest (other than in respect of the indemnity obligation of the Indemnifying Party). Regardless of whether the Indemnifying Party elects to assume the defense of any such Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which shall not be unreasonably withheld).

               (b) The Indemnifying Party or the Indemnified Party, as the case may be, shall in any event have the right to participate, at its own expense, in the defense of any Third Party Claim which the other is defending.

               (c) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim, shall have the right to consent to the entry of judgement with respect to, or otherwise settle such Third Party Claim, provided that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge such judgment or settlement, and there is no finding or admission of any violation of any judgment, ruling, order, writ, award, decree, statute, law, ordinance, code, rule or regulation or any court or foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority or any violation of the rights of any person by the Indemnified Party and no effect on any other pending or threatened in writing suit, action, claim, proceeding or investigation. Otherwise, such settlement only may be made with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

               (d) Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

               (e) The Indemnifying Party shall pay to the Indemnified Party in cash the amount of any Loss to which the Indemnified Party may become entitled by reason of the provisions of this Article 7, such payment to be made within 10 days after (i) such Losses are finally agreed to by the Indemnified Party and the Indemnifying Party or (ii) such Losses are determined by the final unappealable judgment of a court of competent jurisdiction.

          7.6  Procedures for Indemnification, Other Claims. A claim for
               --------------------------------------------
indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought.

          7.7  APPLICABILITY. THE PROVISIONS OF THIS ARTICLE 7 SHALL
               -------------
APPLY NOTWITHSTANDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF THE INDEMNIFIED PARTY. IF BOTH THE

INDEMNIFIED PARTY AND THE INDEMNIFYING PARTY ARE NEGLIGENT OR OTHERWISE AT FAULT OR STRICTLY LIABLE WITHOUT FAULT, THE CONTRACTUAL OBLIGATIONS OF INDEMNIFICATION UNDER THIS ARTICLE 7 SHALL CONTINUE, BUT THE INDEMNIFYING PARTY SHALL INDEMNIFY THE INDEMNIFIED PARTY ONLY FOR THE PERCENTAGE OF RESPONSIBILITY FOR THE DAMAGES, INJURIES AND EXPENSES ATTRIBUTABLE TO THE INDEMNIFYING PARTY.


                                   ARTICLE 8

                                 MISCELLANEOUS
                                 -------------

          8.1   Construction of this Agreement. All of the parties to this
                ------------------------------
Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of interpretation arises, this Agreement and the other documents and instruments executed in connection with this Agreement shall be construed as if drafted jointly, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or such other documents and instruments. Any item disclosed on a disclosure schedule to this Agreement shall be deemed disclosed for all other disclosure schedules to which such item is applicable, provided such reference is clear. The term "including" in this Agreement shall mean "including without limitation." References in this Agreement to dollar amount thresholds (including references in Article 2 of this Agreement) shall not, for purposes of this Agreement, be deemed to be evidence of materiality or a Material Adverse Effect. All references in this Agreement to the "knowledge of Sellers" (or similar terms) shall be interpreted as follows: the Sellers will be deemed to have "knowledge" of a particular fact or other matter if any officer of the Sellers (including an officer of the general partner of Inwood), is actually aware of such fact or other matter. All references to immediately available funds or dollar amounts contained in this Agreement shall mean United States dollars. All references to GAAP contained in this Agreement shall mean United States generally accepted accounting principles. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to "schedules" or "sections" herein shall be deemed to refer to the applicable disclosure schedule or section of this Agreement.

          8.2   Assignment. This Agreement and the rights and obligations of the
                ----------
parties hereunder shall not be assigned, delegated or otherwise transferred by Buyer, Sellers or the Company without the prior written consent of Buyer (where Sellers seek to assign or delegate rights or obligations) or Sellers (where Buyer or, following the Closing, the Company seeks to assign or delegate rights or obligations); provided, however, that Buyer may assign its right to purchase all or a portion of the Shares to one or more of its affiliates and may assign any or all of its rights hereunder to a lender providing financing for the transaction contemplated hereby, but in no event will such assignment relieve Buyer of its obligations and liabilities hereunder. This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the successors and permitted assigns of the respective parties hereto.

   8.3    No Third-Party Beneficiaries. Except as provided in Article 7, this
          ----------------------------
Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

   8.4    Termination.  (a)  This Agreement may be terminated by written notice
          -----------
given by Buyer to Sellers or Sellers to Buyer, as the case may be, (i) if the Closing shall not have occurred by December 1, 1998, (ii) if (A) the purchase and sale of the Shares contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or governmental authority of competent jurisdiction or (B) there shall be an applicable statute, rule or regulation which makes the purchase and sale of the Shares contemplated hereby illegal or otherwise prohibited, (iii) at the election of any Seller acting by a majority in interest of all Sellers, if Buyer has (A) failed to comply with or perform in any material respect any covenant or agreement contained in this Agreement or (B) breached any representation or warranty made by it in this Agreement, and, in either of such cases, has not cured such breach or failure within 10 days of written notice thereof and (v) at the election of Buyer, as provided in the last sentence of Section 5.1(a).

          (b) In the event of termination by Sellers or Buyer pursuant to paragraph (a) of this Section 8.4, written notice thereof shall forthwith be given to the other party, and the transactions contemplated by this Agreement shall be terminated, without further action by any party hereto. If the transactions contemplated by this Agreement are so terminated:

               (i) Buyer and its affiliates shall return all documents and other material received from Sellers, Management, the Company, the Subsidiary or the Liquor Affiliates or any of their affiliates or representatives relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Company;

               (ii) all confidential information received by Buyer and its affiliates with respect to the business of the Company, the Subsidiary and the Liquor Affiliates shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement;

               (iii) the provisions of Sections 8.1, 8.5, 8.7 and 8.14 shall remain in full force and effect; and

               (iv) in no event shall any termination of this Agreement limit or restrict the rights and remedies of any party hereto against any other party which has intentionally breached any of the agreements or other provisions of this Agreement prior to termination hereof.

          8.5  Expenses. Whether or not the transactions contemplated hereby are
               --------
consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except that the Company will be responsible for the fees and expenses or Pricewaterhouse Coopers Securities, L.L.C. and all costs, including filing fees, related to the HSR Act and except as may otherwise be expressly provided in this Agreement; provided, that the Company will pay up to a maximum amount of $5,000 with respect to legal fees related to the HSR Act.

          8.6  Amendments. No amendment to or modification of this Agreement
               ----------
shall be effective unless it shall be in writing and signed by each of the parties to this Agreement.


          8.7  Notices. All notices and other communications given under this
               -------
Agreement shall be in writing and shall be deemed given (a) on the date of receipt, if delivered personally, (b) on the date of receipt after delivery by a reputable nationally recognized overnight courier service, or (c) upon receipt after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                         If to Buyer:

                         Luther's Acquisition Corp.
                         150 East 58th Street
                         New York, New York 10155

                         Attention:  Howard D. Morgan
                         Telecopier: (212) 207-8042

                         With a required copy to:

                         Schulte Roth & Zabel LLP
                         900 Third Avenue
                         New York, New York 10022

                         Attention:  Marc Weingarten, Esq.
                         Telecopier: (212) 593-5955

                         If to Sellers:

                         1111 Hermann Drive, 7D
                         Houston, Texas 77004

                         Attention:  Edward C. Stanton III
                         Telecopier: (713) 528-2441

                         With a required copy to:

                         Vinson & Elkins L.L.P.
                         1001 Fannin Street

                         2300 First City Tower
                         Houston, TX 77002-6760

                         Attention:  John Watson, Esq.
                         Telecopier: (713) 615-5236

Such addresses may be changed, from time to time by means of a notice given in the manner provided in this Section (provided that no such notice shall be effective until it is received by the other parties hereto).

     8.8  Fees.  Each of Buyer and Sellers agree that (a) the only brokers or
          ----
finders that have acted for such party in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage or finder's fee or commission in respect thereof are Pricewaterhouse Coopers Securities L.L.C., and (b) the Company will pay all fees or commissions which may be payable to the firm so named.

     8.9  Cooperation. Sellers and Buyer agree, and Buyer agrees to cause the
          -----------
Company and the Subsidiary after the Closing to agree, to provide, or cause to be provided, at the cost of the requesting party, any assistance that the other may reasonably request with respect to all matters relating to the income or other Tax liabilities of the Company or Sellers for any taxable year or period ending on or prior to the Closing Date. The requested party shall bear the cost of: (i) providing forms, information, schedules and other assistance which would customarily be prepared or provided in connection with the preparation of the requested party's income tax returns, consistent with past practices; and (ii) providing information and data which would customarily be provided in connection with the audit of the requested party's income tax returns.

     8.10 WAIVER OF JURY TRIAL, ETC. EACH OF THE SELLERS AND BUYER HEREBY WAIVES
          --------------------------
ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, OR UNDER ANY DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE SELLERS CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE BUYER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BUYER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH OF THE SELLERS HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYER ENTERING INTO THIS AGREEMENT.

     8.11 Severability. If any provision of this Agreement or the application of
          ------------
any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision hereof.

     8.12 Waiver. Waiver of any term or condition of this Agreement by any party
          ------
shall be effective if in a writing signed by the party against whom such waiver is asserted. Any such waiver shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term of this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     8.13 Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties to this Agreement and delivered to the other parties.

     8.14 Entire Agreement. This Agreement, including the disclosure schedules
          ----------------
hereto and the other documents delivered pursuant to this Agreement (including the Indemnification Agreements), and the Confidentiality Agreement, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and understandings, oral or written, relating to such subject matter.

     8.15 Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflicts of law principles of such state.

     8.16 Defined Terms. (a) The location of certain defined terms used in this
          -------------
Agreement is as follows:

Defined Term                                                           Section
------------                                                           -------
Acquisition Transaction.............................................   5.12
Affiliate...........................................................   4.5
Agreement...........................................................   Recitals
Affiliated Group....................................................   2.7(a)
Benefit Plans.......................................................   2.13(a)
Buyer...............................................................   Recitals
Buyer Indemnified Parties...........................................   7.2
CAA.................................................................   2.17(h)(ii)
Call Agreement......................................................   2.5(a)(ii)
CERCLA..............................................................   2.17(h)(ii)
Chart House.........................................................   Recitals
Closing.............................................................   1.2(a)
Closing Date........................................................   1.2(a)
Code................................................................   2.7(a)
Company.............................................................   Recitals
Confidentiality Agreement...........................................   5.6(a)

Contracts...........................................................   2.10(b)
CWA.................................................................   2.17(h)(ii)
Debt Financing......................................................   4.4
Employees...........................................................   5.8
Environmental Claims................................................   2.17(h)(i)
Environmental Laws..................................................   2.17(h)(ii)
Environmental Liabilities...........................................   2.17(h)(iii)
ERISA...............................................................   2.13(a)
ERISA Affiliate.....................................................   2.13(d)
Financial Statements................................................   2.6
GAAP................................................................   2.6
Hazardous Materials.................................................   2.17(h)(iv)
HSR Act.............................................................   .2.3
Indebtedness........................................................   2.21
Indemnification Agreements..........................................   6.1(n)
Indemnified Party...................................................   7.5(a)
Indemnifying Party..................................................   7.5(a)
Interim Balance Sheet...............................................   2.6
Interim Financial Statements........................................   2.6
Inwood..............................................................   Recitals
Jolley..............................................................   Recitals
Knowledge...........................................................   8.1
Leases..............................................................   2.8(f)
Letter Agreement....................................................   4.4
Liens...............................................................   2.8(a)
Liquor Affiliates...................................................   2.5(a)(ii)
Liquor Licenses.....................................................   2.16(b)
Liquor Service Agreement............................................   2.16(b)
Losses..............................................................   7.2
Louisiana Owner.....................................................   2.5(a)(iii)
Luther's............................................................   Recitals
Management..........................................................   Recitals
Material Adverse Effect.............................................   8.16(b)
Material Suppliers..................................................   2.22
Metropolitan........................................................   Recitals
Notice..............................................................   7.5(a)
Owned Real Property.................................................   2.8(a)
OSHA................................................................   2.17(h)(ii)
Permits.............................................................   2.16(a)
Person..............................................................   2.5(b)
Phase I Assessment..................................................   5.1(a)
Phase II Assessment.................................................   5.1(a)
Purchase Price......................................................   1.1(b)
Release.............................................................   2.17(h)(v)
Remedial Action.....................................................   2.17(h)(vi)

RCRA...............................................................   2.17(h)(ii)
Restaurants........................................................   2.16(b)
Sellers............................................................   Recitals
Sellers Indemnified Parties........................................   7.3
Shares.............................................................   Background
Subsidiary.........................................................   2.1(a)
Tax................................................................   2.7(b)
Tax Returns........................................................   2.7(b)
Texas Owners.......................................................   2.5(a)(ii)
Third Party Claim..................................................   7.5(a)
Year End Financial Statements......................................   2.6
WARN Act...........................................................   2.18

          (b) For purposes of this Agreement, "Material Adverse Effect" means any effect, event, circumstance or condition which when considered with all other effects, events, circumstances or conditions would result in a "loss" having the effect of materially adversely affecting the business, assets, properties, results of operations or financial condition of the Company, the Subsidiary and the Liquor Affiliates, taken as a whole. In no event shall any of the following constitute a Material Adverse Effect: (i) effects, events, circumstances or conditions generally affecting the industry in which the Company, the Subsidiary or the Liquor Affiliates operate or arising from changes in general business or economic conditions; (ii) effects, events, circumstances or conditions directly attributable to (a) out-of-pocket expenses (including without limitation, legal, accounting, investigatory, investment banking, and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement, or (b) the payment by the Company, the Subsidiary or Buyer of all amounts due to any officers or employees of the Company under employment contracts, non-competition agreements, employee benefit plans or severance arrangements disclosed to Buyer on or prior to the date hereof, (iii) any effects, events, circumstances or conditions arising after the date hereof resulting from any change in law or generally accepted accounting principles, which affect generally entities such as the Company, the Subsidiary or the Liquor Affiliates; and (iv) any effect resulting from compliance by the Company, the Subsidiary or the Liquor Affiliates with the terms of this Agreement. For purposes of this Agreement, the term "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, loss of income, liabilities, fines, penalties, costs and expenses paid or incurred, or diminutions in value of any kind or character that have occurred, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing and any legal or other expenses reasonably incurred in connection with investigating or defending any demands, claims, actions or causes of action that, if adversely determined, would result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses
                                                 --------  -------
shall be reduced by any amounts recovered or recoverable by the Company, the Subsidiary or the Liquor Affiliates under insurance policies with respect to such loss or from any third party, and reduced for any tax benefit realized by the Company, the Subsidiary or the Liquor Affiliates arising from the incurrence or payment of any such loss.

          It is understood that Management may include in the disclosure schedules to this Agreement or elsewhere items which would not have a Material Adverse Effect within the meaning of the previous paragraph to avoid any misunderstanding or for any other reason, and such inclusion shall not be deemed to be an acknowledgment by Management that such items would have a Material Adverse Effect or further define or bear on the meaning of such term for the purposes of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                              INWOOD INVESTORS PARTNERSHIP, L.P.

                              By:  Inwood Management Company
                              Its: General Partner

                                   By:  Cramon Corp.
                                   Its: General Partner

                                        By:  /s/ Edward C. Stanton III
                                             ----------------------------
                                             Name:  EDWARD C. STANTON III
                                             Title: PRESIDENT


                              CHART HOUSE ENTERPRISES, INC.

                              By: /s/ Cynthia T. Quigley
                                  ---------------------------------------
                                  Name:  CYNTHIA T. QUIGLEY
                                  Title: CHIEF FINANCIAL OFFICER


                              METROPOLITAN LIFE INSURANCE COMPANY

                              By: /s/ Jacqueline D. Jenkins
                                  ---------------------------------------
                                  Name:  JACQUELINE D. JENKINS
                                  Title: DIRECTOR


                              LUTHER'S ACQUISITION CORP.

                              By: /s/ [SIGNATURE ILLEGIBLE]^^
                                  ---------------------------------------


                              -------------------------------------------
                                           MICHAEL C. JOLLEY


                              -------------------------------------------
                                             KIRBY GORTON

                                                                       EXHIBIT A


                      FORM OF OPINION OF BUYER'S COUNSEL


          1. Buyer is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer, has the requisite corporate power and corporate authority to own, lease and operate its assets, properties (real, personal or mixed) and business and to carry on its business as presently conducted. Buyer has the corporate power and corporate authority to execute and deliver, and perform its obligations under, the Agreement (the "Transaction Document").

          2. The Transaction Document has been duly authorized, executed and delivered by Buyer and are valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws or equitable principles relating to or affecting the enforcement of creditors' rights and to rules of law or equitable principles governing specific performance, injunctive relief and other equitable remedies.

          3. All corporate proceedings required to be taken by Buyer to execute and deliver the Transaction Document and perform its obligations thereunder, have been duly taken.

          4. The execution, delivery and performance of the Transaction Document by the Buyer do not (i) conflict with or result in a violation of any of the provisions of the Articles of Incorporation or Bylaws of Buyer, (ii) conflict with or violate in any material respect any law, rule or regulation (other than any such conflict or violation that would not have a Material Adverse Effect), (iii) to our knowledge, conflict with or violate any order, judgment, decree or award binding upon Buyer or its assets or business (other than any such conflict or violation that would not have a Material Adverse Effect), (iv) constitute a default or give rise to a right of termination, cancellation or acceleration of any right under any contract or agreement to which Buyer is a party or which is binding upon Buyer (other than any such default, termination, cancellation or acceleration that would not have a Material Adverse Effect) or (v) result in the creation or imposition of any Lien upon any of the assets of Buyer (other than any such Lien that would not have a Material Adverse Effect), except in connection with the financing of the transaction.